UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 18, 2008
IMPERIAL OIL LIMITED

(Exact name of registrant as specified in its charter)

Canada	0-12014	98-0017682

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

237 Fourth Avenue S.W., Calgary, Alberta, Canada		T2P 3M9

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 1-800-567-3776

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On November 18, 2008, Imperial Oil Limited, along with the other Syncrude Joint Venture owners, signed the following agreements with the Government of Alberta to amend the existing Syncrude Crown Agreement:
(10)(ii)(1)	Syncrude Royalty Amending Agreement, dated November 18, 2008, setting out various items, including the amount of additional royalties that are to be paid to the Province of Alberta in the period from January 1, 2010 to December 31, 2015 in return for certain assurances from the Government of Alberta; and

(10)(ii)(2)	Syncrude Bitumen Royalty Option Agreement, dated November 18, 2008, setting out the terms of the exercise by the Syncrude Joint Venture owners of the option contained in the existing Crown Agreement to convert to a royalty payable on the value of bitumen, effective January 1, 2009.
     On November 18, 2008, the Minister of Energy of the Government of Alberta issued the following Order, as contemplated under the Syncrude Royalty Amending Agreement, containing a description of the Syncrude Project:
(10)(ii)(3)	Project Approval Order No. OSR045 made under the Alberta Mines and Minerals Act and Oil Sands Royalty Regulation, 1997 in respect of the Syncrude Project.

Item 9.01	Financial Statements and Exhibits.
     (c)   Exhibits.

The following exhibit is furnished as part of this report on Form 8-K:
99.1	News release of Imperial Oil Limited confirming that Imperial Oil, along with the other Syncrude Joint Venture owners, has signed agreements with the Government of Alberta to amend the existing Syncrude Crown Agreement.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL OIL LIMITED
Date: November 18, 2008
	By:	/s/ Brian Livingston
		Name:	Brian Livingston
		Title:	Vice-President, General Counsel and Corporate Secretary

	By:	/s/ Brent Latimer
		Name:	Brent Latimer
		Title:	Assistant Secretary

SYNCRUDE ROYALTY AMENDING AGREEMENT
THIS AGREEMENT DATED the 18th day of November, 2008
BETWEEN:
HER MAJESTY THE QUEEN IN RIGHT OF ALBERTA, as represented by the Minister of Energy
(the “Crown”)
     AND:
CANADIAN OIL SANDS LIMITED, a body corporate incorporated under the laws of Alberta,
CONOCOPHILLIPS OIL SANDS PARTNERSHIP II, a partnership, by its managing partner, ConocoPhillips Canada Pipelines Limited,
IMPERIAL OIL RESOURCES, a limited partnership, by its managing partner, Imperial Oil Resources Limited,
MOCAL ENERGY LIMITED, a body corporate incorporated under the laws of Alberta,
MURPHY OIL COMPANY LTD., a body corporate incorporated under the laws of Canada,
NEXEN OIL SANDS PARTNERSHIP, a partnership, by its managing partner, Nexen Inc., and
PETRO-CANADA OIL AND GAS, a partnership, by its principal partner, Petro-Canada
(collectively, “the Lessees”)
     By this Agreement, the Lessees agree, in lieu of transitioning to the royalty rates under the “New Royalty Framework” prior to 2016, and contingent upon achieving certain expected production levels, to pay to the Crown in respect of the Syncrude oil sands project additional royalties beyond the royalties payable under the Lessees’ existing Crown Agreement, totalling $975 million in respect of the years 2010 through 2015. In return, the Crown agrees to provide to the Lessees in respect of the Syncrude oil sands project a measure of certainty in relation to various matters, including bitumen valuation methodology, allowed costs, royalty in kind and certain taxes.

THE CROWN AND THE LESSEES THEREFORE agree as follows:

1.	Definitions Under the Generic Royalty Regulation
(a)	Unless otherwise defined below or in the body of this Agreement, the following terms, where capitalized in this Agreement, have the meaning ascribed to them in the Generic Royalty Regulation as of the date of this Agreement:

“allowed cost”;

“gross revenue”;

“net revenue”;

“oil sands products”;

“other net proceeds”;

“Period”;

“person”;

“Project”;

“Project owner”;

“Qualifying Joint Venture Project”; and

“royalty calculation point”.

(b)	In addition to capitalized terms defined in the body of this Agreement, the following terms used in this Agreement have the following meanings:

“Act” means the Mines and Minerals Act (Alberta), as amended from time to time, and includes any successor legislation;

“Agreement” means this agreement, including any amendments;

“Bitumen” means “crude bitumen”, as that term is defined in the Generic Royalty Regulation;

“Bitumen Royalty Option” means the option, described in Clauses 1201 through 1204 of the Crown Agreement, granted by the Crown to the Lessees;

“BVM” means the methodology for valuing Bitumen recovered from Projects to be determined by the Crown for the purposes of the Generic Royalty Rules;

“BVM Per Barrel Price” means the price of a barrel of Bitumen for royalty calculation purposes, as determined in accordance with the BVM;

“Crown Agreement” means the agreement, originally titled the “Alberta Crown Agreement” and originally dated February 4, 1975, entered into pursuant to section 9(a) of the Act, as amended up to and including Amendment No. 7 dated January 1, 2001, which agreement is further amended and supplemented by this Agreement and by the Syncrude BRO Agreement;

“ERCB” means the Energy Resources Conservation Board, and includes any successor thereto;

“Generic Royalty Regime” means the Generic Royalty Regulation and the provisions of the Act that relate to the royalty on Oil Sands Products reserved and payable to the Crown under the Act;

“Generic Royalty Regulation” means the Oil Sands Royalty Regulation, 1997, A.R. 185/97, as amended from time to time, and includes any successor regulation or regulations;

“Generic Royalty Rules” means the Generic Royalty Regime, together with any business rules, guidelines and interpretations from time to time published by the Alberta Department of Energy or its successor;

“Integrated Producer” means a Project Owner or any other Person that has an interest (directly or indirectly through a joint venture interest or any other economic interest, including a profit sharing or other form of participation interest) in a Project that is producing Oil Sands Products and that also has an interest (directly or indirectly through a joint venture interest or any other economic interest, including a profit sharing or other form of participation interest) in an upgrader or other facilities for the further processing or refining of Bitumen or other Oil Sands Products;

“Minister” means the Minister of Energy or such other Minister of the Crown as from time to time has responsibility for the subject-matter of this Agreement;

“Parties” means the Crown and the Lessees, and “Party” means any one of the Parties;

“Project Description” means the description of the Lessees’ oil sands mining and extraction project, consistent with the provisions of the Crown Agreement, separately agreed upon between the Parties and issued pursuant to the Generic Royalty Regulation by Ministerial Order concurrently with execution of this Agreement, and includes any amendments made in accordance with section 6 of this Agreement;

“Shared Facilities” means the facilities of the Syncrude Royalty Project listed as such in the Project Description as issued on the date of this Agreement, without regard to any amendments;

“Suncor” means Suncor Energy Inc. or any other owner or owners from time to time of the Suncor Project;

“Suncor Project” means the oil sands Project to which the Suncor Royalty Amending Agreement applies, being the Project referred to in Project Approval Order OSR047;

“Suncor Royalty Amending Agreement” means the agreement of that title dated January 29, 2008 authorized by Order in Council No. 63/2008 and entered into between the Crown and Suncor Energy Inc. under section 9(a) of the Act;

“Syncrude BRO Agreement” means the agreement titled “Syncrude Bitumen Royalty Option Agreement”, entered into between the Crown and the Lessees under section 9(a) of the Act on the same date as this Agreement, including any amendments;

“Syncrude BVM Per Barrel Price” means the price of a barrel of Bitumen recovered from the Syncrude Royalty Project, for royalty calculation purposes, determined in accordance with subsections 3(b) through 3(e);

“Syncrude Joint Venture” means the contractual relationship in respect of the Syncrude oil sands project, among the Lessees in their capacity as “Participants” under the “Syncrude Project Ownership and Management Agreement” dated February 1, 1975, as amended;

“Syncrude Royalty Project” means, at any time, the Project referred to in the Project Description; and

“Taxes” means all income, profits, gross receipts, windfall or windfall profits, severance, real or personal property, intangible property, environmental, excise, customs, utility, sales, use, value added, transfer, fuel, carbon, production, franchise, capital gains, employment, withholding, registration, stamp, payroll, goods and services, business, occupation, alternative, add-on or minimum taxes, and any other taxes, charges, fees, imposts, duties, levies or other like assessments, charges or burdens of any kind whatsoever, together with any interest, fines, penalties or additions thereon.
2.	Interpretation
(a)	In this Agreement:
(i)	numerical references to section numbers are to the numbered provisions of this Agreement;

(ii)	references to subsections are to the alphabetically sequenced subsections within the numbered section referred to;

(iii)	references to clauses are to the lower case roman numeral sequenced clauses within the section and subsection referred to;

(iv)	references to a subsection without reference to a section are to the section within which the subsection appears;

(v)	references to a clause without reference to a subsection are to the subsection within which the clause appears;

(vi)	references to a subclause without reference to a clause are to the clause within which the subclause appears;
and a reference to “this section”, “this subsection”, “this clause” or “this subclause” has a corresponding meaning.

(b)	All references in this Agreement to monetary amounts are to the lawful currency of Canada.

(c)	This Agreement, the Crown Agreement, the Syncrude BRO Agreement and the documents to be delivered or that have been delivered pursuant to this Agreement and the Crown Agreement constitute the entire agreement between the Parties and set out all of the covenants, promises, warranties, representations, conditions and agreements between the Parties in connection with the subject matter of this Agreement and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, pre-contractual or otherwise. There are no covenants, promises, warranties, representations, conditions or other agreements, whether oral or written, pre-contractual or otherwise, express, implied or collateral, between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement and the Crown Agreement and any document required to be delivered pursuant to this Agreement and the Crown Agreement.

(d)	In the event of a conflict among the provisions of this Agreement, the Crown Agreement and the Syncrude BRO Agreement, the following order of supremacy shall prevail:
(i)	this Agreement, then

(ii)	the Syncrude BRO Agreement, and then

(iii)	the Crown Agreement.
3.	Bitumen Valuation Methodology
(a)	The Crown intends to establish and implement a BVM on or before January 1, 2009 that is based on a reference price (or a weighted average reference price) from one or more liquid, transparent, arm’s-length Canadian heavy oil markets (the “BVM Reference Price”), with adjustments to recognize differences in quality between the product represented by the selected market and the Bitumen from each particular source of Bitumen subject to the Crown royalty, and adjustments to recognize transportation and handling costs of Bitumen and diluent. The Crown presently intends that the BVM may include a provision pursuant to which the Crown is entitled to increase the BVM Reference Price for royalty calculation purposes (the “BVM Adjusted Reference Price”) if, in the Minister’s opinion, Canadian heavy oil market prices, in any Period, are suppressed relative to North American heavy oil market prices as a result of a temporary disconnect between Canadian heavy oil and North American heavy oil market prices. For the purposes hereof, the North American heavy oil market price means a reference price (or a weighted average reference price), determined by the Minister, from one or more liquid, transparent, arm’s-length North American heavy oil markets (the “North American Reference Price”).

(b)	The Crown shall, prior to January 1, 2009, establish, and provide written notice to the Lessees of, a bitumen valuation methodology (which, subject to the other requirements of this section 3, may be the BVM) applicable to the calculation of the royalty payable by the Lessees on Bitumen recovered from the Syncrude Royalty Project from January 1, 2009 until January 1, 2016 that is fully consistent with the principles set out and described in section 3(a), as modified by the provisions of subsections 3(c) to 3(e) (the “Syncrude BVM”).

(c)	The Syncrude BVM:
(i)	must not be based on a formula that calculates the value of Bitumen based on the price of crude oil (other than heavy oil) or the price of refined or upgraded products;

(ii)	subject to subsection 3(d), must not be based, in whole or in part, on any markets other than one or more liquid, transparent, arm’s length Canadian heavy oil markets;

(iii)	must make reasonable adjustments for quality differences between the quality of the Bitumen used to determine the BVM Reference Price used in the Syncrude BVM and the Bitumen recovered by the Lessees from the Syncrude Royalty Project;

(iv)	must make reasonable adjustments for transportation and handling costs from the location of the reference heavy oil markets used to determine the BVM Reference Price used in the Syncrude BVM and the Royalty Calculation Point (having regard to subsections 9(a) and 9(f)) for the Syncrude Royalty Project, including the transportation and handling costs of diluent from the location of the reference diluent markets used to determine the diluent price to the location of the blending point for Bitumen for the Syncrude Royalty Project;

(v)	must not be subject to any adjustments other than those specifically permitted by this section 3; and

(vi)	shall include provisions that ensure that if, for any Period, the BVM Per Barrel Price that would be applicable to the Syncrude Royalty Project but for the provisions of this section 3 is less than the Syncrude BVM Per Barrel Price, then the Syncrude BVM Per Barrel Price for that Period shall be deemed to be the BVM Per Barrel Price.
(d)	If, under the Generic Royalty Rules, the Crown has the right to apply a BVM Adjusted Reference Price, the Crown shall be entitled, at the same time and for the same Period it applies such BVM Adjusted Reference Price, to apply in respect of the Syncrude BVM an adjusted reference price that is the lesser of:
(i)	the BVM Adjusted Reference Price determined in accordance with the Generic Royalty Rules; and

(ii)	an adjusted reference price that is equal to:
(A)	the BVM Reference Price determined in accordance with the Generic Royalty Rules for the immediately preceding Period; plus

(B)	the BVM Reference Price determined in accordance with the Generic Royalty Rules for the immediately preceding Period multiplied by the percentage change in the North American Reference Price between the immediately preceding Period and the current Period.
(iii)	For greater certainty, the adjusted reference price in clause 3(d)(ii), expressed in dollars, is calculated as follows:

+
where:
BVM T-1 is the BVM Reference Price determined in accordance with the Generic Royalty Regime for the immediately preceding Period;

NA T is the North American Reference Price for the current Period; and

NA T-1 is the North American Reference Price for the immediately preceding Period.

(e)	The Parties acknowledge (as a statement of principle only, and not with the intent of creating rights or obligations additional to those expressly set out in this Agreement) that the Syncrude BVM is not intended to competitively disadvantage the Lessees as a result of the application of a methodology that results in a higher value being attributed to Bitumen recovered from the Syncrude Royalty Project relative to the Projects of non-Integrated Producers. Accordingly, the Crown shall, for the Period ending December 31, 2009 and for each subsequent Period ending prior to January 1, 2015, calculate, based on data then available to the Crown, the weighted average price per barrel of all third party arm’s length sales of Alberta Bitumen in that Period (without regard to further adjustments for quality or for transportation and handling costs) (the “Alberta Bitumen Weighted Average Sales Price”) and advise the Lessees of the same within a reasonable time following the expiry of such Period. If the Syncrude BVM Per Barrel Price for any Period (the “Triggering Period”) exceeds the Alberta Bitumen Weighted Average Sales Price for that Period, the Crown shall, within six (6) months of the expiry of that Period, review and make modifications to the Syncrude BVM (or any element thereof, as the Crown may consider necessary), applicable to the then current Period and thereafter, but not to the Triggering Period, that are designed by the Crown, acting reasonably and in good faith, for the purpose of realigning the Syncrude BVM so that for the then current Period and any subsequent Period, the Syncrude BVM Per Barrel Price will not exceed the Alberta Bitumen Weighted Average Sales Price for such Period.

(f)	Subject to compliance with all of the requirements of this section 3, the Crown may, from time to time after January 1, 2009, modify the Syncrude BVM by written notice to the Lessees. The Crown may not, at any time after January 1, 2016, retroactively or retrospectively amend the Syncrude BVM in any manner inconsistent with any of the requirements of this section 3 with respect to any Period prior to January 1, 2016.
4.	Royalty In Kind
Prior to January 1, 2012, any and all provisions of the Generic Royalty Regime that entitle the Crown to take the Crown royalty share in kind shall not apply to Bitumen recovered from the Syncrude Royalty Project. After January 1, 2012 and until January 1, 2016, the Crown’s right to take Bitumen recovered from the Syncrude Royalty Project in kind will be modified in the manner described in this section 4:
(a)	The Crown may exercise its right to take Bitumen recovered from the Syncrude Royalty Project in kind only if the Crown has, at the same time, for the same period of time, and on the same proportionate basis, exercised its right to take in kind, all or any portion of the Oil Sands Products recovered from the Projects of all other Integrated Producers (excluding any Integrated Producers for whom the Crown’s royalty share of Oil Sands Products is less than three thousand barrels per day).

If, in connection with such taking in kind, the Crown does not require the Lessees’ assistance, as provided in subsection (d), then, to the extent the Crown has, by legislative act or by the consent of the Lessees, a right to enter upon the Lessees’ property to take delivery at the Royalty Calculation Point (as the Royalty Calculation Point is determined under subsections 9(a) and 9(f)), the Crown will ensure that any actions it may take do not adversely affect the Lessees or the economics (other than solely by virtue of the loss of the Crown’s royalty share of Bitumen), efficiency or performance of the Lessees’ operations, business or facilities or increase the Lessees’ operational risks, and will also ensure that any activities of the Crown comply with the requirements of all applicable laws and the health, safety, environmental or operational policies, standards, procedures or requirements of the Lessees then in effect.
(b)	Prior to the Crown exercising the right to take Bitumen in kind under subsection (a), the Crown shall in a timely manner initiate discussions with the Lessees and the Parties shall in good faith pursue discussions on contractual arrangements that will satisfy the conditions set forth in the second paragraph of subsection (a), including any commercial terms that may be necessary under subsection (d), all with a view to concluding such contractual arrangements on or before December 31, 2011.

(c)	For the purposes of this section 4 and subject to the first paragraph of subsection (a):
(i)	in the event the Lessees (as a group and not individually) and the Crown have not concluded an agreement under subsection (b) by January 1, 2012, then in lieu of the Crown taking Bitumen in kind from the Syncrude Royalty Project, the Lessees shall have the obligation to deliver to the Crown, the Crown’s Bitumen royalty share (or portion thereof that the Crown has elected to take in kind, as applicable) by delivering an equivalent value of Bitumen that has been recovered from either the Syncrude Royalty Project or from another source, at such recognized industry hub within Alberta as may be specified by the Crown, the volume of which will be adjusted for the quality difference between delivered Bitumen and Bitumen from the Syncrude Royalty Project, subject to an allowance for transportation and handling costs (including, without limitation, diluent costs) that would have been applicable had the Bitumen been delivered from the Syncrude Royalty Project; and

(ii)	the Crown shall be deemed to have exercised its right to take Oil Sands Products in kind from the Project of any other Integrated Producer even if that other Integrated Producer delivers to the Crown, the Crown’s royalty share (or portion thereof that the Crown has elected to take in kind, as applicable) by delivering Bitumen of equivalent value that has been recovered from sources other than the Project of that Integrated Producer.
(d)	If the Crown exercises its right to take in kind at any time prior to January 1, 2016, the Crown shall only be entitled to the Lessees’ assistance relating to the storage, shipping, processing, transportation, handling, tankage, blending, upgrading, processing, marketing and/or any other activity associated therewith downstream of the Royalty Calculation Point (as the Royalty Calculation Point is determined under subsections 9(a) and 9(f)), upon commercial terms agreed to by the Lessees, acting reasonably, including such provisions regarding consideration for general and administrative services provided or incurred by the Lessees for the assistance provided to the Crown and such provisions regarding indemnification as the Lessees may require, acting reasonably. The provisions of this subsection (d) shall not apply after January 1, 2016; provided that any agreements entered into by the Crown and the Lessees pursuant to this section 4 shall continue in full force and effect, in accordance with their terms.
(e)	Any taking in kind by the Crown, as contemplated herein, shall be at the Crown’s sole cost, risk and expense.
5.	Bitumen Election
The Crown and the Lessees unconditionally and irrevocably acknowledge and agree that the Lessees have validly exercised their Bitumen Royalty Option with an effective date of January 1, 2009.
6.	Project Description
(a)	The Project Description effective as of the date hereof shall not be amended by the Minister prior to January 1, 2016 except (i) pursuant to subsection (c) or (ii) as requested by the Lessees and approved by the Minister after the date hereof. In considering all such amendments requested by the Lessees, the Minister shall apply the criteria set out in the Generic Royalty Regulation in effect as of January 1, 2008, in a manner generally consistent with their application to the Syncrude Royalty Project as at September 22, 2005.

(b)	The Crown agrees that, effective the date of this Agreement, the “Leases” under the Crown Agreement as amended by this Agreement include the following Government of Alberta oil sands leases (in each case including any amendments from time to time and including any oil sands lease or other document of title issued as a consolidation or otherwise in substitution therefor):
Oil Sands Lease No. 7597050T10
Oil Sands Lease No. 7597030T12
Oil Sands Lease No. 7279120T17
Oil Sands Lease No. 7280040T22
Oil Sands Lease No. 7280090T29
Oil Sands Lease No. 7280090T30
Oil Sands Lease No. 7280100T31
Oil Sands Lease No. 7280110T34
(c)	The Crown agrees and undertakes, notwithstanding the Generic Royalty Regime, that until December 31, 2033, except as otherwise requested or agreed to by the Lessees:
(i)	the Crown will not amend the Project Description so as to remove from the Syncrude Royalty Project any of the Leases or any associated facilities (other than as provided in subsection (d)) that:
(A)	are in the Project Description at that time;

(B)	continue to be used for the Syncrude Royalty Project; and

(C)	have not been disposed of by the Lessees; and
(ii)	the oil sands mining and extraction operations carried on by the Lessees on the Leases will constitute a single royalty Project, without regard to any limitation on volume or production from the oil sands mining operations, and the Lessees are entitled, subject to making application under the Generic Royalty Regulation and subject to obtaining required ERCB approvals from time to time, to include within the single royalty Project mining and extraction facilities added from time to time on the Leases in the course of developing the Leases.
(d)	The Lessees undertake to apply, and shall be deemed to have made application on January 1, 2010, under the Generic Royalty Regulation, to amend the Project Description so as to remove from the Project Description, effective December 31, 2010, any of the Shared Facilities that do not meet the percentage use threshold then specified in the Generic Royalty Regulation for inclusion of facilities in a Project; provided that particular Shared Facilities shall be deemed not to meet the percentage use threshold unless the Lessees have by December 31, 2010 established to the reasonable satisfaction of the Minister that the percentage use threshold is met in respect of such Shared Facilities; and provided that, notwithstanding the Generic Royalty Regime, no Other Net Proceeds shall follow from such removal from the Project Description.
7.	Additional Royalty
(a)	This Agreement is in every respect conditional on enactment with effect January 1, 2009 of new royalty rates for oil sands royalty Projects substantively as announced on October 25, 2007 in the Crown’s “New Royalty Framework”; and if such new royalty rates have not by December 31, 2009 been enacted with effect January 1, 2009, then this Agreement shall be void ab initio.

(b)	This Agreement supplements the Crown Agreement, and does not amend or affect the operation of the Crown Agreement except as required to give effect to the express provisions of this Agreement. For greater certainty, the Lessees will continue paying royalties pursuant to Clause 407 of the Crown Agreement in respect of Bitumen produced from the Syncrude Royalty Project to and including December 31, 2015.

(c)	Subject to the condition in subsection (e) and subject to section 8, the Lessees agree to pay in respect of Bitumen produced from the Syncrude Royalty Project, in addition to royalties otherwise payable pursuant to Clause 407 of the Crown Agreement, additional royalties totalling $975 million for the years 2010 through 2015 inclusive (the “Incremental Royalty Period”), in accordance with the following:

Year	2010	2011	2012	2013	2014	2015
Payment ($Millions)	75	75	100	150	225	350
(d)	Subject to subsection (e), the royalty payments required by subsection (c) shall be due and payable on January 31st next following the end of each year during the Incremental Royalty Period, and after such date shall bear interest at the same rate as other royalties under the Generic Royalty Regime that are not paid when due.

(e)	The additional royalties payable under subsection (c) shall be contingent on production levels from the Syncrude Royalty Project, in accordance with the following provisions:
(i)	In this subsection (e):
(A)	“Production Threshold” shall mean 345,000 barrels per day of Bitumen production from the Syncrude Royalty Project, which the Parties mutually understand will approximately equate to 300,000 barrels per day of Syncrude synthetic crude oil;

(B)	“Actual Production” shall mean the average daily production, in barrels per day of Bitumen, from the Syncrude Royalty Project;

(C)	“Cumulative”, as at any date, refers to the total Production Threshold or the Actual Production, as the case may be, accumulated from January 1, 2010 to that date; and

(D)	“Payment” means a payment of additional royalty specified in subsections (c) and (d).
(ii)	If, at the end of the Incremental Royalty Period, Cumulative Actual Production is less than the Cumulative Production Threshold, then the total additional royalties payable under subsection (c) shall be reduced from $975 million to an amount calculated by multiplying $975 million by the Cumulative Actual Production divided by the Cumulative Production Threshold.

(iii)	Without altering the total additional royalties specified by clause (ii), but rather in furtherance of that result, if as at the end of any year during the Incremental Royalty Period the Cumulative Actual Production is less than the Cumulative Production Threshold, then the Payment for that year shall be adjusted so as to equal:
(A)	the aggregate Payments specified in subsection (c) for the years to and including the year in question, multiplied by the Cumulative Actual Production to the end of that year divided by the Cumulative Production Threshold to the end of that year, less

(B)	the actual Cumulative Payments that have been previously made to the Crown.
(iv)	Provided Payments in accordance with this subsection (e) are made for each year during the Incremental Royalty Period by the time specified in subsection (d), no interest will be payable by either party to the other in connection with achieving the net result required by clause (ii) at the end of the Incremental Royalty Period.
(f)	The Lessees acknowledge that they have represented to the Crown as of September 26, 2008 the Lessees’ good faith best estimate, established for their own purposes, of production levels for the Syncrude Royalty Project during the Incremental Royalty Period; but the Crown acknowledges that the Lessees do not by such acknowledgement provide any warranty or make any promise or assume any duty of care in regard to the accuracy of their current estimate of production levels or actual production for the Syncrude Royalty Project during the Incremental Royalty Period.

(g)	The Crown and the Lessees agree that all amounts payable by the Lessees under this Agreement are royalties for all intents and purposes.
8.	Adjustments to the Royalty
(a)	If the Crown fails to fully comply with its obligations under subsections 3(b) to 3(f) inclusive, the Crown shall promptly rectify the non-compliance upon receiving notice from the Lessees of the non-compliance.

(b)	If the Crown fails to:
(i)	rectify any non-compliance referred to in section 8(a) (including, without limitation, re-calculating any royalty inappropriately calculated by the Crown), within six (6) months of receiving from the Lessees notice of the non-compliance or, in the event that the Crown disputes in good faith the allegation of non-compliance, within six (6) months of final resolution of that dispute, whether by agreement of the Parties or pursuant to any court proceedings , including by the payment, if applicable, to the Lessees of an amount equal to the difference between the royalties actually paid by the Lessees to the Crown for the relevant Period in respect of the Syncrude Royalty Project and the royalties that the Lessees would have paid to the Crown in respect of that Period if the Crown had complied with the provisions referred to in subsection 8(a), plus interest thereon at the rate of interest specified below, calculated from the date of the non-compliance to the date of payment; or

(ii)	make the adjustments to the Syncrude BVM required by subsection 3(e) within the six month period specified therein or, in the event that the Crown disputes in good faith an assertion by the Lessees that adjustments to the Syncrude BVM are required by the terms of subsection 3(e), within six months of final resolution of that dispute, whether by agreement of the Parties or pursuant to any court proceedings or any binding arbitration entered into by agreement of the Parties;
then, in addition to any other remedies available to the Lessees in respect of such failure, this Agreement shall immediately be and be deemed to be amended by deleting section 7 of this Agreement in its entirety for any Period during which the non-compliance occurs or continues to occur.
The rate of interest for the purposes of subsection (b) shall be the BA Rate plus 100 basis points, where “BA Rate” means the per annum rate of interest that is the rate, determined as being the arithmetic average of the rates per annum (calculated on the basis of a year of 365 days) applicable to Canadian dollar bankers’ acceptances with a term of 60 days, displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefore) of Reuters Monitor Money Rates Service as at approximately 8:00 a.m. (Calgary time) on such day.

9.	Certain Provisions of the Generic Royalty Rules
(a)	Except where expressly otherwise agreed to by the Lessees by notice to the Crown, and subject to subsections (b), (c), (d), (f) and (h) and section 10, no changes made after January 1, 2008 to the Allowed Cost Rules (as defined below) shall apply to the Lessees in respect of the Syncrude Royalty Project for any Period prior to January 1, 2016, and the Crown agrees to apply the Allowed Cost Rules to the Syncrude Royalty Project for any Period prior to January 1, 2016, in a manner generally consistent with their application to the Syncrude Royalty Project as at January 1, 2005. In this section 9, “Allowed Cost Rules” means the provisions of the Generic Royalty Regulation relating to the meaning of any of Allowed Cost (including, without limitation, Schedule 2 of the Generic Royalty Regulation), Qualifying Joint Venture Project, Net Revenue, Gross Revenue, Royalty Calculation Point, Other Net Proceeds or any related provisions relevant to the interpretation thereof, together with any business rules, interpretations or guidelines if, and only if, such business rules, interpretations or guidelines were published by the Crown prior to January 1, 2005, all of the foregoing subject to any adjustment or limitation that may be contained in the Syncrude BRO Agreement.

(b)	Notwithstanding subsection (a), the Crown agrees that the following costs shall be included in the Allowed Cost Rules unless they are expressly disallowed for all Projects by Alberta government policy:
(i)	payments or offsets in respect of project emissions under the Climate Change and Emission Management Act (Alberta), or any successor legislation;

(ii)	reclamation activities under the Crown’s proposed “Mine Liabilities Management Program”, or any successor program; and

(iii)	any other costs paid under any other legislation or program of the Crown in respect of reclamation, technology, credits or offsets.
(c)	The Crown shall promptly provide the Lessees with written notice of any of the following changes to any of the provisions of the Generic Royalty Rules relating to the meaning of any of Allowed Cost, Net Revenue, Gross Revenue, Royalty Calculation Point, Other Net Proceeds or any related provisions relevant to the interpretation thereof:
(i)	changes made for improved administration or efficiency that will not result in an increase in the royalties that would otherwise be paid by the Lessees under this Agreement; and

(ii)	changes that are applicable generally to Projects that will result in a decrease in the royalties that would otherwise be paid by the Lessees under this Agreement.
The Lessees may, at any time after such changes are made, but not later than 60 days of receiving such notice, elect, by written notice to the Crown, to have any one or more of such changes apply to the Syncrude Royalty Project. If the Lessees so elect, such changes will apply as of the date such changes became effective or were applied under the Generic Royalty Rules.

(d)	Notwithstanding subsection (a), any change made to the meaning of Allowed Cost specifically in relation to costs that are unique in nature and that have never been incurred in respect of a Project prior to the date hereof, will, if applicable generally to Projects, apply to the Syncrude Royalty Project without the consent or agreement of the Lessees.

(e)	The Crown agrees, notwithstanding the provisions of the Generic Royalty Regulation governing eligibility for status as a Qualifying Joint Venture Project and notwithstanding any amendment or repeal of those provisions, and notwithstanding the Lessees’ exercise of the Bitumen Royalty Option, that to and including December 31, 2015 the Syncrude Royalty Project will continue to be treated as a Qualifying Joint Venture Project under the Allowed Cost Rules as defined in subsection (a).

(f)	Notwithstanding the Generic Royalty Regime and notwithstanding subsection (a), the Crown agrees that to and including December 31, 2015 the Royalty Calculation Point in respect of the Syncrude Royalty Project will be located at the diluent recovery units (Plants 7-1, 7-2 and 7-3 and, if constructed and in operation on or before December 31, 2015, one additional diluent recovery unit).

(g)	Notwithstanding the Generic Royalty Regime, the Crown agrees that for the calendar years 2009 and 2010 the Crown will rely on measurements of the quantity of Bitumen produced by the Syncrude Royalty Project that accord with protocols of the ERCB and are reported on ERCB Form S-23 or its equivalent; and following 2010 measurements of the quantity of Bitumen produced by the Syncrude Royalty Project shall be governed by the Generic Royalty Regime.

(h)	The Parties agree that, for the life of the Syncrude Royalty Project, for purposes of the Generic Royalty Regime but subject to the provisions thereof then applicable to the Syncrude Royalty Project regarding allowed costs, reclamation and remediation and other costs (excluding dismantling and decommissioning costs) incurred as a result of contamination or disturbance of land, that are attributable to upgrading operations (including Shared Facilities and including sulphur stockpile) rather than attributable to Bitumen production operations, shall:
(i)	be attributed to the Syncrude Royalty Project to the extent that the contamination or disturbance was caused on or before December 31, 2008 by upgrading operations (including Shared Facilities and including sulphur stockpile) that were then part of the Syncrude Royalty Project; and

(ii)	not be attributed to the Syncrude Royalty Project to the extent that the contamination or disturbance was caused after January 1, 2009 by upgrading operations not part of the Syncrude Royalty Project;
and the Parties undertake to in a timely manner mutually cause to be carried out, by a mutually acceptable third party, a confidential baseline study identifying, with as much detail and precision as is feasible, the extent and nature of contamination or disturbance caused to and including December 31, 2008 by upgrading operations then part of the Syncrude Royalty Project, which study may include an inventory of the upgrader assets as at December 31, 2008. The Parties agree that, notwithstanding the Allowed Cost Rules, the cost of procuring the baseline study shall be paid by the Lessees and shall be an Allowed Cost of the Syncrude Royalty Project.

10.	Allocation of Costs
(a)	The Crown and the Lessees mutually recognize that following January 1, 2009 certain costs incurred in the carrying out of the integrated oil sands mining, extraction and upgrading operations (in this section, the “Integrated Operation”) will need to be allocated between the Syncrude Royalty Project and the non-Syncrude Royalty Project operations. Accordingly, the Parties agree by this section on certain cost allocations, which will apply notwithstanding the provisions of the Generic Royalty Regime.

(b)	For each of 2009 and 2010, 64.5% of the aggregate operating expenditures of the Integrated Operation during that year that would qualify as Allowed Costs under the Allowed Cost Rules (as defined in section 9) if the Integrated Operation were the royalty Project, shall be allocated to the Syncrude Royalty Project as Allowed Costs.

(c)	In addition to the 64.5% allocation provided for by subsection (b), the Lessees shall be entitled to claim as Allowed Costs in the years 2009 and 2010 the following amounts in respect of certain fuels produced in the Integrated Operations and consumed in Bitumen production for the Syncrude Royalty Project:
(i)	for each calendar month, the value of the quantity of diesel so consumed during such month, valued at the least of:
(A)	average daily Edmonton wholesale price, as posted by Shell, Petro-Canada and Imperial Oil (or equivalent alternatives if such postings are not available), after being adjusted for quality and for transportation at the Syncrude Royalty Project;

(B)	actual weighted average third party sales by the Integrated Operation, pursuant to clause (iv), after being adjusted for quality and for transportation at the Syncrude Royalty Project; and

(C)	actual weighted average third party purchases by the Integrated Operation, pursuant to clause (iv), after being adjusted for quality and for transportation at the Syncrude Royalty Project;
during the applicable calendar month, in each case excluding Alberta fuel tax and any goods and services tax under Part IX of the Excise Tax Act (Canada), and as measured in accordance with ERCB protocols and noted on ERCB Form S-23 or any successor form;

(ii)	for each calendar month, the value of naphtha so consumed, valued at the least of:
(A)	average actuals posted on NetThruPut (or any organization succeeding to the current function of NetThruPut in relation to such function), after being adjusted for quality and transportation at the Syncrude Royalty Project;

(B)	actual weighted average third party sales by the Integrated Operation pursuant to clause (iv), after being adjusted for quality and transportation at the Syncrude Royalty Project; and

(C)	actual weighted average third party purchases by the Integrated Operation pursuant to clause (iv), after being adjusted for quality and transportation at the Syncrude Royalty Project;
during the applicable calendar month, in each case excluding any goods and services tax under Part IX of the Excise Tax Act (Canada), and as measured in accordance with ERCB protocols and noted on ERCB Form S-23 or any successor form; and

(iii)	for each calendar month, the value of hydro-carbon fuel gas so consumed, valued at the least of:
(A)	the monthly Alberta Gas Reference Price, divided by the pipeline fuel/loss factor, as published by the Alberta Department of Energy for the purpose of natural gas royalties, on an equivalent energy content basis, plus transportation charges calculated as the sum of the load factor Average Firm Service Receipt Price and the intra-Alberta delivery commodity rate (such as but not limited to FT-R, FT-A or its successors) as found in the gas transportation tariff (table of rates, tolls and charges) of Nova Gas Transmission Ltd. (or its successor), required to deliver gas to the Syncrude Royalty Project;

(B)	actual weighted average third party sales of hydro-carbon fuel gas, on an equivalent energy content basis, by the Integrated Operation pursuant to clause (iv), after being adjusted for transportation at the Syncrude Royalty Project; and

(C)	actual weighted average third party purchases of natural gas, on an equivalent energy content basis, by the Integrated Operation pursuant to clause (iv), after being adjusted for transportation at the Syncrude Royalty Project;
in each case excluding any goods and services tax under Part IX of the Excise Tax Act (Canada).

(iv)	for the purposes of determining prices pursuant to subclauses (B) and (C) of each of clauses (i), (ii) and (iii),
(A)	only transactions that are between commercial entities reflecting bulk type sales or purchases (as the case may be) in the normal course of business shall be considered, and

(B)	subclauses (B) and (C) of clauses (i), (ii) and (iii) shall have application only in months where the aggregate volumes of sales or purchases (as the case may be) in a month are at least 7.5% of the internally consumed volumes for the Integrated Operation during that month.
(d)	For purposes of subsection (c)(iii), in the years 2009 and 2010 the amount of hydro-carbon fuel gas consumed in Bitumen production for the Syncrude Royalty Project shall be conclusively determined as 0.208 gigajoules per barrel of Bitumen production, as measured in accordance with ERCB protocols and noted on ERCB Form S-23 or any successor form.

(e)	For the years 2011 through 2015,
(i)	for purposes of applying the Allowed Cost Rules, the Crown and the Lessees will seek to agree upon a percentage allocation of the aggregate operating expenditures of the Integrated Operation (based only on expenditures that would qualify as Allowed Costs if the Integrated Operation were the royalty Project), in each case in light of the previous year’s actual operating expenditures for the Integrated Operation (which the Lessees agree shall be subject to audit in the same way as if the Integrated Operation were the royalty Project). In the absence of an agreement on such allocation for any of such years, cost allocation between the Syncrude Royalty Project and the non-Syncrude Royalty Project operations for that year shall be determined in accordance with the provisions of the Generic Royalty Regime then governing cost allocations (which, for greater certainty, shall not be limited to provisions in effect as of January 1, 2008, notwithstanding subsection 9(a)); and

(ii)	in determining the Allowed Costs of the Syncrude Royalty Project, the Crown will recognize at values reflective of market price the value of diesel, naphtha and hydro-carbon fuel gas produced by the Integrated Operation and consumed in the production of Bitumen within the Syncrude Royalty Project.
(f)	For the years 2009 and 2010, the Crown and the Lessees agree that capital expenditures in respect of any facilities within the Integrated Operation that will be used in part for the Syncrude Royalty Project and in part for non-Syncrude Royalty Project operations within the Integrated Operation shall be allocated on a reasonable basis between the Syncrude Royalty Project and the non-Syncrude Royalty Project operations, such reasonable basis to be determined by agreement between the Crown and the Lessees and, failing such agreement in respect of one or more of such facilities, shall be settled by final and binding arbitration by a sole arbitrator pursuant to the Arbitration Act (Alberta). The Parties agree that where capital has been allocated by agreement between the Parties, either pursuant to this subsection or by inclusion of assets within Shared Facilities, then no cost of capital shall be included in any cost of service calculation (other than in relation to custom processing in connection with the delivery of royalty in kind) under the Generic Royalty Regulation in respect of the particular capital assets.

(g)	The Crown and the Lessees acknowledge that they do not intend by the provisions of this section to allow for the double-counting within Allowed Costs of any particular cost or the double-counting of any revenue, and agree that if any double-counting is found to result from any provision of this section, they will take steps to eliminate the double-counting, if necessary by amendment letter under section 20.
11.	Taxes
(a)	If, prior to January 1, 2016, the Lessees become subject to any new or increased Taxes enacted or imposed by the Crown after the date hereof (other than income taxes, goods and services tax and other Taxes of general application to the public or corporations at large and that are not referable to, or calculable on, the recovery of Oil Sands Products, and other than the levies or payments as set forth in the Climate Change and Emissions Management Act (Alberta) as of the date of this Agreement) that are imposed by the Crown on the oil sands industry or in respect of the exploration, production and sale of Oil Sands Products in the Province of Alberta, the Lessees shall be entitled to a credit equal to the amount of such new and increased Taxes (the “Royalty Credit Amount”) in any Period.

(b)	The Royalty Credit Amount will be applied:
(i)	firstly, to the extent the Crown has authority to do so, as a set-off against such new and increased Taxes otherwise payable by the Lessees to the Crown in respect of the Period, at the same time such Taxes are payable under the applicable provincial tax or other enabling legislation; and

(ii)	secondly, and without duplication, as a set-off against royalties otherwise payable by the Lessees to the Crown under this Agreement in respect of the Period.
(c)	Because the application of the Royalty Credit Amount under this Agreement may itself be subject to Taxes on income, then, if, and to the extent that, such new and increased Taxes are not deductible for federal or provincial income tax purposes, the aggregate amount of the Royalty Credit Amount so applied shall be adjusted so that the Royalty Credit Amount is equal to:
the Royalty Credit Amount prior to the imposition of such Taxes
1-TR
where “TR” means either the combined federal and provincial income tax rate, or if only one such tax is involved in the calculation, the income tax rate for that tax, then in effect for such Taxes on income.

(d)	If, in respect of a Period, the Royalty Credit Amount (adjusted in accordance with subsection (c), if applicable) exceeds the aggregate amount of set-offs against Taxes and royalties under subsection (b), the amount of such excess shall be paid by the Crown to the Lessees, in cash, within 30 days of the date the Lessees file their end of Period report in respect of the Syncrude Royalty Project for the applicable Period.

(e)	The Crown and the Lessees mutually intend by the provisions of this section that during the applicable Period the Lessees will be kept whole against Taxes, other than Taxes excepted by subsection (a), but will not as a result of the Royalty Credit Amount become entitled to any combination of set-off or payment under this section that, in aggregate, exceeds or is less than the amount of such Taxes (including Taxes on the Royalty Credit Amount addressed by subsection (c) to which the Lessees becomes subject; and the provisions of this section shall be construed accordingly.

(f)	If the new or increased Taxes provided in subsection (a) are considered to be deductible in the calculation of Net Revenue for royalty calculation purposes, the Royalty Credit Amount shall be added to Net Revenue in the Period credited or paid to the Lessees, as the case may be.
12.	Syncrude Joint Venture Participants
(a)	The Crown acknowledges and agrees that
(i)	the obligations of the Lessees to pay royalties pursuant to Clause 407 of the Crown Agreement and the Generic Royalty Regime, and

(ii)	the obligations of the Lessees to pay additional royalties under section 7 of this Agreement, are several and not joint or joint and several, and are in accordance with their respective participation interests in the Syncrude Joint Venture.

(b)	The Crown acknowledges and agrees that in section 11 of this Agreement, “Taxes” means any Taxes to which any of the Lessees become subject, and that Royalty Credit Amounts under subsection 11(a) shall be calculated and addressed individually for the respective Lessees.
13.	Generic Royalty Rules
(a)	Commencing as of January 1, 2016, but without retroactive or retrospective effect to any Period prior to January 1, 2016, the royalty rates set forth in the Generic Royalty Regime shall apply with respect to Bitumen recovered from the Syncrude Royalty Project.

(b)	The application and/or interpretation of the Generic Royalty Rules or any changes thereto, whether before or after January 1, 2016, shall not have the effect of subjecting the Lessees in respect of Bitumen or any other Oil Sands Products recovered from the Syncrude Royalty Project, to any additional burdens, amounts or charges in respect of its royalties payable (excluding any increased royalties payable as a result of the operation or application of the Syncrude BRO Agreement) because the Lessees were not always on a Bitumen-based royalty. In particular, but without limiting the generality of the foregoing, and subject to sections 9 and 10, for the purposes of any cost of service, non-arm’s length proceeds, or other calculations relating to royalties payable by the Lessees on Oil Sands Products recovered from the Syncrude Royalty Project,
(i)	the value of assets not utilized in the Syncrude Royalty Project after December 31, 2008, and

(ii)	the value of Shared Facilities allocated to non-Syncrude Royalty Project operations, for purposes of the Generic Royalty Rules, shall be determined as if the Lessees had always been on a Bitumen-based royalty and had never claimed costs relating to upgrading assets.
14.	Intent
The Crown acknowledges, for greater certainty, that the provisions of this Agreement are intended to afford stability and certainty in relation to the subject-matter of the respective provisions for the stated duration of the respective obligations, notwithstanding any subsequent enactments. The Crown further undertakes that it will not single out or target the Syncrude Royalty Project or the Lessees for punitive or discriminatory treatment in regard to any matter addressed by any of the provisions of this Agreement or the Act or in relation to any payments under the Leases; and this undertaking of the Crown shall extend, in the case of any matter expressly addressed by this Agreement, for the stated duration of the Crown’s obligations in relation to that particular matter, and in the case of any other matter, until December 31, 2015.

15.	Lessees Not to be Treated Less Favourably
If the Crown, at any time and for any Period prior to 2016, enters into any agreement to amend or supplement the Suncor Royalty Amending Agreement or any ancillary documents relating thereto with terms and conditions that, in the Minister’s reasonable opinion, are more favourable, taken as a whole, than the terms and conditions applicable to the Syncrude Royalty Project pursuant to this Agreement, then the Lessees shall be entitled to and the Crown will offer to amend this Agreement to provide comparable terms such that the Syncrude Royalty Project is not treated less favourably than Suncor in respect of the Suncor Project in respect of any Period prior to 2016, provided that no agreement negotiated and entered into in good faith by the Crown with Suncor as a result of the Crown entering into this Agreement that is limited in its intent (viewed objectively, having regard to the substantive material effects of the amending or supplementing agreement with Suncor) to the purpose of complying with section 11 of the Suncor Royalty Amending Agreement shall trigger any rights on the part of the Lessees under this section.
16.	Notice
(a)	Any notice, consent, approval, determination or other communication to be given or sent to a Party pursuant to this Agreement must be in writing to be effective, and shall be effective when delivered by any means (including fax transmission or e-mail) to the following respective addresses:
(i)	In the case of the Crown:
Department of Energy 10th Flr, Petroleum Plaza North Tower 9945-108 St. Edmonton, Alberta, T5K 2G6

Attention:	Deputy Minister of Energy
Fax:	(780) 644-3103
E-Mail:	peter.watson@gov.ab.ca
(ii)	in the case of the Lessees, to each of the following:
Canadian Oil Sands Limited 2500 First Canadian Centre 350-7th Avenue S.W. Calgary, Alberta T2P 3N9

Attention:	General Counsel & Corporate Secretary
Fax:	(403) 218-6227
E-Mail:	trudy_curran@cos-trust.com
ConocoPhillips Canada Pipelines Limited. 1600, 401 — 9th Avenue S.W. Calgary, AB, T2P 2H7

Attention:	Corporate Secretary
Facsimile:	(403) 233-5505
E-Mail:	alan.p.scott@conocophillips.com

Imperial Oil Resources P.O. Box 2480, Station M 237 — 4 Avenue Calgary, Alberta T2P 0H6

Attention:	Vice President, General Counsel & Corporate Secretary
Facsimile:	(403) 237-4300
E-Mail:	brian.w.livingstn@esso.ca
Mocal Energy Limited c/o Japan Canada Oil Co., Ltd. 1-3-12 Nishi Shimbashi Minato-Ku Tokyo 105-0003, Japan

Attention:	General Manager, Project Coordination and Business Development
Facsimile:	81-3-3501-2692
E-Mail:	ryunosuke.onogi@noex.eneos.co.jp
Murphy Oil Company Ltd. #1700, 555 — 4 Avenue S.W. Calgary, Alberta T2P 3E7

Attention:	Vice President, Joint Ventures and Business Development
Facsimile:	(403) 294-8851
Email:	cal_buchanan@murphyoilcorp.com
Nexen Oil Sands Partnership 2900, 801 — 7th Avenue S.W. Calgary, Alberta T2P 3P7

Attention:	VP, General Counsel & Secretary
Facsimile:	(403) 699-5743
Email:	eric_miller@nexeninc.com
Petro-Canada P.O. Box 2844, Station M 150 — 6 Avenue S.W. Calgary, Alberta T2P 3E3

Attention:	Senior Vice-President, Oil Sands
Facsimile:	(403) 296-5454
Email:	ncamarta@petro-canada.ca

Syncrude Canada Ltd. Law Department P.O. Box 2480, Station M 237 Fourth Avenue S.W. Calgary, Alberta T2P 3M9

Attention:	General Counsel & Corporate Secretary
Facsimile:	(403) 237-2037
Email:	ray.b.hansen@esso.ca
(b)	Any Party may at any time change its address information by giving notice to all of the others in the above manner.
17.	No Fettering of Discretion
The Parties acknowledge that nothing in this Agreement is intended to or is to be construed as, fettering the discretion of the Minister to enact regulations under the Act as the Minister, in his or her sole discretion, sees fit; provided that any such enactments shall not apply to the Syncrude Royalty Project or to the Lessees in respect of the Syncrude Royalty Project to the extent such enactments conflict with the provisions of this Agreement and the terms of this Agreement shall continue to apply unaffected.
18.	Further Assurances
Each of the Parties shall from time to time and at all times hereafter, do all further acts and execute and deliver all further documents as are reasonably required to fully perform this Agreement.
19.	Section 9(a) Agreement
The Crown has entered into this Agreement under section 9(a) of the Act, pursuant to the authority of an Order in Council.
20.	Errors
If an error is discovered in this Agreement after its execution that is not material or substantive in nature and that the Parties wish to correct, then such correction may be effected by way of an amendment letter.
21.	Governing Law
This Agreement shall be construed and interpreted in accordance with the laws in force in the Province of Alberta. Alberta Courts shall have exclusive jurisdiction over all matters arising in relation to this Agreement, and each Party accepts the jurisdiction of Alberta Courts.
22.	Enurement
This Agreement shall enure to the benefit of and be binding upon each Party and its successors and permitted assigns.

23.	Invalidity
If any provision of this Agreement is deemed to be or becomes void, illegal, invalid or unenforceable, then, to the extent of such voidability, illegality, invalidity or unenforceability, such provision shall be considered ineffective and separate and severable from the balance of this Agreement and such provision shall not invalidate, affect or impair the remaining provisions of this Agreement and this Agreement shall be construed as if such void, illegal, invalid or unenforceable provision had never been contained herein; so long as the economic and legal substance of the subject matter of this Agreement is not affected thereby in any manner materially adverse to any Party.
24.	Counterpart Execution
This Agreement may be executed in separate counterparts, in which case, all the executed counterparts together shall constitute one and the same agreement, and communication of execution by fax transmission or by e-mailed PDF shall constitute good delivery.

          IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first written above.
HER MAJESTY THE QUEEN IN RIGHT ALBERTA, as
represented by the Minister of Energy
       Signed

Minister of Energy

CANADIAN OIL SANDS LIMITED

Per: Signed

Per: Signed

CONCOCOPHILLIPS OIL SANDS PARTNERSHIP II, a partnership, by its managing partner, ConocoPhillips Pipelines Limited

Per: Signed

IMPERIAL OIL RESOURCES, a limited partnership, by its managing partner, Imperial Oil Resources Limited

Per: Signed

MOCAL ENERGY LIMITED.

Per: Signed

MURPHY OIL COMPANY LTD.

Per:

NEXEN OIL SANDS PARTNERSHIP, a partnership, by its managing partner, Nexen Inc.

Per: Signed

PETRO-CANADA OIL AND GAS, a partnership, by its principal partner, Petro-Canada

Per: Signed

SYNCRUDE BITUMEN ROYALTY OPTION AGREEMENT
THIS AGREEMENT is made November 18, 2008
BETWEEN:
HER MAJESTY THE QUEEN IN RIGHT OF ALBERTA, as represented by the Minister of Energy, (the “Crown”)
- and -
CANADIAN OIL SANDS LIMITED, a body corporate incorporated under the laws of Alberta (“COS”)
- and -
CONOCOPHILLIPS OILSANDS PARTNERSHIP II, a partnership, by its managing partner, ConocoPhillips Canada Pipelines Limited (“ConocoPhillips”)
- and -
IMPERIAL OIL RESOURCES, a limited partnership, by its managing partner, Imperial Oil Resources Limited (“IMO”)
- and -
MOCAL ENERGY LIMITED, a body corporate incorporated under the laws of Alberta (“Mocal”)
- and -
MURPHY OIL COMPANY LTD., a body corporate incorporated under the laws of Canada (“Murphy”)
- and -
NEXEN OIL SANDS PARTNERSHIP, a partnership, by its managing partner, Nexen Inc. (“Nexen”)
- and -
PETRO-CANADA OIL AND GAS, a partnership, by its principal partner, Petro-Canada (“Petro-Canada”)
(COS, ConocoPhillips, IMO, Mocal, Murphy, Nexen and Petro-Canada, collectively referred to herein as the “Lessees” and individually as a “Lessee”)

(The Crown and the Lessees are collectively referred to herein as the “Parties” and, individually, each as a “Party”)
RECITALS:
A.	The Crown, Her Majesty the Queen in Right of the Province of Alberta as Lessee, Her Majesty the Queen in Right of Canada, Ontario Energy Corporation, Imperial Oil Limited, Canada-Cities Service Ltd., and Gulf Oil Canada Limited entered into an agreement titled “Alberta Crown Agreement” dated as of February 4, 1975 (the “Crown Agreement”) to create the Alberta Joint Venture in respect of the Syncrude Project and to establish the amounts to be received by the Crown in respect of the Leases.

B.	The Crown Agreement, which remains in effect, has been amended by amendments dated January 1, 1983, January 1, 1986, November 25, 1987, August 1, 1991, November 29, 1995, January 1, 1997 and January 1, 2001 and is further amended and supplemented by this Agreement and by a royalty amending agreement (the “Syncrude Royalty Amending Agreement”) entered into concurrently with this Agreement.

C.	References below to the “Crown Agreement” are understood to mean the Crown Agreement, as amended, unless inconsistent with the context.

D.	The Crown Agreement is a contract contemplated by section 9(a) of the Mines and Minerals Act (Alberta), as amended (the “Act”).

E.	The Parties to this Agreement are the original parties to the Crown Agreement or are the successors or assigns of those original parties.

F.	With the exception of the Crown, the Parties to this Agreement are the “Lessees” under the Crown Agreement and are the holders of 100% of the Participating Interests in the Syncrude Project in the following percentages:

Canadian Oil Sands Limited	36.74%
ConocoPhillips Oil Sands Partnership II	9.03%
Imperial Oil Resources	25.00%
Mocal Energy Limited	5.00%
Murphy Oil Company Ltd.	5.00%
Nexen Oil Sands Partnership	7.23%
Petro-Canada Oil and Gas	12.00%
TOTAL	100.00%
G.	The Lessees wish to exercise the bitumen royalty option granted to the Lessees by Clause 1203 of the Crown Agreement (the “Option”), and the Parties wish to set forth their agreement as to the terms of the recapture referred to in Clause 1202 of the Crown Agreement including, but not limited to the agreed amount of upgrader growth capital and the agreed upon amortization methodology to be used to recapture the remaining value of costs upon the exercise by the Lessees of the Option.
H.	The Minister of Energy, on behalf of the Crown and with the authorization of the Lieutenant Governor in Council, has entered into this Agreement in respect of matters necessarily incidental to the determination of the royalty reserved to the Crown based on crude bitumen recovered from the Syncrude Project upon the exercise of the Option and, as such, this Agreement is a contract as contemplated by section 9(a) of the Act.

I.	Contemporaneously with the signing of this Agreement and the Syncrude Royalty Amending Agreement, the Minister will issue by Ministerial Order a Project Description for the Syncrude Project.
THEREFORE, the Parties agree as follows:
ARTICLE 1
INTERPRETATION
1.1	Terms from Crown Agreement
Other than as provided for herein, the following terms, where capitalized in this Agreement, shall have the meanings ascribed to them in the Crown Agreement, which agreement will prevail in the case of any ambiguity or inconsistency as to the meaning of those terms to the extent required to resolve such ambiguity or inconsistency:
(a)	“Ownership and Management Agreement”;

(b)	“Participating Interest”;

(c)	“Syncrude”; and

(d)	“Syncrude Project”.
1.2	Defined Terms
In this Agreement, unless there is something in the subject matter or content inconsistent therewith, the following words and terms shall have the following meanings:
“Act” has the meaning given in Recital D;

“Agreement” means this agreement, including all schedules and all amendments or restatements as permitted, and references to “Articles” or “Section” means the specified Article or Section of this Agreement;

“Annual Recognition Amount” means the amount calculated in accordance with Section 4.2, which amount, as adjusted, is deducted from the allowed costs of the Syncrude Project;

“ARA Adjustment” has the meaning given in Section 4.2(d);

“CFARA” has the meaning given in Section 4.2(e);

“Crown Agreement” has the meaning given in Recital C;

“Generic Royalty Regime” means the provisions of the Act and the Oil Sands Royalty Regulation, 1997 A.R. 185/97, as amended from time to time, that relate to the royalty on oil sands products reserved and payable to the Crown under the Act, and includes any successor regulation or regulations;

“LTBR” for a given year means the simple average of the monthly long-term bond rates for the 12 months of that year, each monthly rate being the simple average of the Selected Government of Canada long-term benchmark yields, published as a percentage and for the purposes of this Agreement expressed in a decimal format, specified for the Wednesdays of the preceding month in the Weekly Financial Statistics next published by the Bank of Canada after the last of those Wednesdays of that preceding month, in accordance with Section 90(6) of the Act. If the Bank of Canada ceases to publish such benchmark yields or if the Bank of Canada ceases to exist, the LTBR for the purposes of this Agreement will be the most nearly comparable long-term yield rate as may be substituted by the Bank of Canada or its successor institution in the future. If for any given year the LTBR is equal to zero, then, for the purposes of this Agreement, the LTBR will be taken to 0.0010%;

“Option” has the meaning given in Recital G;

“Option Effective Date” is January 1, 2009 and has the meaning given in Section 2.1;

“Project Description” means the Project description of the Syncrude Project as set out in a Ministerial Order issued on the date of this Agreement under the Generic Royalty Regime, and includes any amendments that may be made from time to time in accordance with the Generic Royalty Regime and the provisions of the Syncrude Royalty Amending Agreement;

“Recognition Period” means the 25-year period commencing on the Option Effective Date, being January 1, 2009, and expiring on December 31, 2033;

“Recognition Year” means a calendar year during the Recognition Period;

“Remaining UGC” has the meaning given by Section 3.1;

“Royalty Rate” means, for the purposes of this Agreement only, the royalty, expressed as a percentage, payable to the Crown on crude bitumen obtained from oil sands recovered from agreements issued under the Act in respect of the Syncrude Project, which for greater certainty, includes the “Leases” as identified in the Syncrude Royalty Amending Agreement, provided that where the royalty is a minimum royalty under certain circumstances (for example, as the minimum royalty of 1% of gross revenues as contemplated under the Crown Agreement), the “Royalty Rate” shall refer only to the percentage royalty based on net revenues as provided in Clause 407(a)(ii) of the Crown Agreement);

“Suncor” means Suncor Energy Inc. or any other owner or owners from time to time of the Suncor Project;

“Suncor BRO Agreement” means the “Alberta Suncor (O.S.G.) Crown Agreement: Third Amendment and Bitumen Royalty Option Agreement” dated as of September 22, 2005 between the Crown and Suncor Energy Inc., authorized by Order in Council O.C. 433/205, as subsequently amended pursuant to Amendment Letter No. 1 dated September 22, 2005 and Amendment Letter No. 2 dated March 15, 2006;

“Suncor Project” means the oil sands Project to which the Suncor BRO Agreement applies, being the Project referred to in Project Approval Order OSR047; and

“Syncrude Royalty Amending Agreement” has the meaning given in Recital B.
1.3	Schedules
The following Schedules are an integral part of this Agreement:
Schedule “A“Remaining Value of Upgrader Growth Capital as of January 1, 2009

Schedule “B“Example Calculations
1.4	Crown Agreement
The Parties acknowledge that this Agreement supplements and amends the Crown Agreement in respect of matters necessarily incidental to the determination of the royalty reserved to the Crown based on crude bitumen recovered from the Syncrude Project upon exercise of this Option and, as such, this Agreement is a contract as contemplated by section 9(a) of the Act and shall be considered part of the Crown Agreement.
1.5	Entire Agreement and Priority of Interpretation
This Agreement, the Crown Agreement and the documents required to be delivered pursuant to this Agreement and the Crown Agreement constitute the entire agreement between the Parties and set out all of the covenants, promises, warranties, representations, conditions and agreements between the Parties in connection with the subject matter of this Agreement and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, pre-contractual or otherwise. There are no covenants, promises, warranties, representations, conditions or other agreements, whether oral or written, pre-contractual or otherwise, express, implied or collateral, between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement and the Crown Agreement, and any document required to be delivered pursuant to this Agreement and the Crown Agreement.
In the event of a conflict among the provisions of the Crown Agreement, the Syncrude Royalty Amending Agreement and this Agreement, the following order of supremacy shall prevail:
(a)	the Syncrude Royalty Amending Agreement; then

(b)	this Agreement; and then

(c)	the Crown Agreement.
1.6	Headings
Headings of Articles and Sections are inserted for convenience of reference only and do not affect the construction or interpretation of this Agreement.
1.7	Number and Gender
Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.
1.8	Currency
Unless otherwise specified, all references to money amounts are to the lawful currency of Canada.
1.9	Rounding
All money amounts calculated or used for the purposes of this Agreement will be rounded to the nearest dollar. All rates, including LTBR, used for the purposes of this Agreement will be rounded to two decimal places when such a rate is expressed as a percentage and four decimal places when expressed as a decimal function. For example, 6.2789% will be rounded to 6.28% or 0.0628.
1.10	Conditional on New Royalty Framework
This Agreement is in every respect conditional on enactment with effect January 1, 2009 of new royalty rates for oil sands royalty projects substantively as announced on October 25, 2007 in the Crown’s “New Royalty Framework”; and if such new royalty rates have not by December 31, 2009 been enacted with effect January 1, 2009, then this Agreement shall be void ab initio.
ARTICLE 2
EXERCISE OF OPTION
2.1	Exercise by Lessees
The Crown and the Lessees unconditionally and irrevocably acknowledge and agree that the Lessees have validly exercised the Option effective January 1, 2009 (the “Option Effective Date”) such that the royalty applicable to the Syncrude Project will be based on bitumen produced from the Leases in accordance with the terms and conditions of this Agreement and the Syncrude Royalty Amending Agreement.
2.2	Project Description
The Parties acknowledge and agree that the Project Description fully and with finality addresses the amendment contemplated by Clause 1203 of the Crown Agreement, and the Parties agree that no further amendments to the Project Description may be made pursuant to Clause 1203.

2.3	Lessee Obligations
The rights and benefits and the liabilities and obligations of each Lessee under this Agreement are separate and distinct, in accordance with and limited to each Lessee’s Participating Interest in the Syncrude Project as determined by the Ownership and Management Agreement, and are not under any circumstances joint or joint and several.
ARTICLE 3
UPGRADER GROWTH CAPITAL AND REMAINING VALUE
3.1	Remaining Value as at Option Effective Date
The value of the costs related to the upgrader growth capital at any given time during the Recognition Period is called the “Remaining UGC”. The Parties agree pursuant to Clause 1202 of the Crown Agreement that the opening balance of the Remaining UGC as at the Option Effective Date is $4,964,542,202. For convenient reference only, and without derogating in any way from the finality of the agreed upon amount, the Parties acknowledge that the Remaining UGC was derived as set out in Schedule “A” to this Agreement.
ARTICLE 4
RECOGNITION METHODOLOGY
4.1	Additional Royalty
As contemplated by Clause 1202 of the Crown Agreement, the Parties by this Agreement agree to recognize the foregone royalties in respect of the Remaining UGC as at the Option Effective Date by means of an annual amount (the “Annual Recognition Amount”) to be deducted against allowed costs of the Syncrude Project, as more particularly described in Section 4.2. The Parties further agree that this Agreement establishes the agreement between the Parties with respect to the amortization and recapture methodology upon which the Option is being exercised by the Lessees. It is understood that this Agreement is the final agreement between the Parties as to the recapture by the Crown of the Remaining UGC in accordance with the amortization methodology set forth in this Agreement and, as such, the Crown shall not provide for any further recapture in respect of the exercise of the Option by the Lessees by way of regulation under the Act (or any legislation superseding it) or otherwise.
4.2	Annual Recognition Amount
(a)	The Annual Recognition Amount for a particular Recognition Year, expressed in dollars, is calculated as follows:

where:
ARAT is the Annual Recognition Amount in year T;

CAP2009 is the Remaining UGC as at the Option Effective Date (January 1, 2009) as set out in Section 3.1, where T = 2009;
CAPT is the Remaining UGC opening balance in year T, where T > 2009, as determined in paragraph (b) below;
LTBRT is the variable LTBR in year T; and
T is the current year.
(b)	The Remaining UGC will be adjusted in each year following 2009 as follows:

CAPT = CAPT-1 – PRT-1

where:
T > 2009;
CAPT-1 is the Remaining UGC opening balance in year T-1,
PRT-1 is the Remaining UGC reduction in year T-1; and
PRT-1 = ARAT-1 – (LTBRT-1 * CAP T-1) , where T > 2009.
(c)	If at any time, and from time to time, the Lessees become subject to a Royalty Rate different than 25% (which for purposes of this section shall be expressed as 0.25), the Annual Recognition Amount for that year resulting in an ARA Adjustment shall be adjusted for purposes of Section 4.1 only by multiplying such Annual Recognition Amount by the ARA Adjustment, as set forth in the formula in paragraph (d) below.

(d)	“ARA Adjustment” is equal to:

1

{1 + [(New Royalty Rate – 0.25) / 0.25]}
where:
“New Royalty Rate” is equal to the Royalty Rate in effect for the year expressed as a decimal.
(e)	If, in any Recognition Year, the royalty payable by the Lessees prior to the application of Section 4.1 is not a net revenue royalty but a minimum or gross revenue royalty, then the Annual Recognition Amount for that year will not be deducted from allowed costs pursuant to Section 4.1 but will be carried forward to the following year or until such time as the Lessees become subject to a net revenue royalty, at which time the carry forward Annual Recognition Amount (“CFARA”) will be deducted from allowed costs. The CFARA will bear interest at the then current LTBR until it is used to reduce allowed costs.
For a minimum royalty period, the CFARA for the period (CFARAT) will be calculated as follows:

CFARAT = (CFARAT-1 + ARAT – ARAAT) * (1 + LTBRT)

where:
CFARAT-1 is the CFARA in year T-1 and CFARA2008 = 0
ARAT is the Annual Recognition Amount in year T
ARAAT is the Annual Recognition Amount Applied against allowed costs in year T
LTBRT is the Long Term Bond Rate in year T
If CFARAT-1 = 0, then the LTBRT in the above calculation is replaced by (0.5 * LTBRT).

In the year that the CFARA is used to reduce allowed costs, it will be adjusted by multiplying by the ARA Adjustment if the Annual Recognition Amount for that year requires adjustment pursuant to Section 4.2(c). For clarity, the CFARA will not affect the Annual Recognition Amount calculation or the opening and closing balances of the Remaining UGC pursuant to Section 4.2(a).

The deduction from allowed costs in the year that the CFARA is used to reduce allowed costs will be calculated as follows:

ARAT + CFARAT-1

where:
ARAT is the Annual Recognition Amount in year T; and
CFARAT-1 is the carry forward Annual Recognition Amount in year T-1;
both as adjusted if required pursuant to Section 4.2(d).
Once fully used to reduce allowed costs, the CFARA becomes zero.
(f)	For certainty:
(i)	for purposes of calculating estimated royalty payable in advance of actual royalty being calculated, as may be required by the Generic Royalty Regime, the Lessees shall use the prior year’s LTBR to calculate the preliminary Annual Recognition Amount;

(ii)	the last year for the deduction of the Annual Recognition Amount for the purposes of calculating royalty payable from the Syncrude Project will be for the year 2033. Allowed costs of the Syncrude Project are net of the Annual Recognition Amount for the purposes of the Generic Royalty Regime for each year of the Recognition Period, except when in minimum or gross revenue royalty as per Section 4.2(e);

(iii)	the Parties mutually understand and intend that the effect of the Annual Recognition Amount, in relation to royalties payable by the Syncrude Project under the Crown Agreement and after January 1, 2016 under the Generic Royalty Regime, could carry forward beyond the Recognition Period if, by reason of the Lessees being in a minimum royalty position during any part of the Recognition Period, the aggregate reduction in allowed costs generated by the Annual Recognition Amounts during the Recognition Period has not been fully reflected in net royalty payable by the Lessees during the Recognition Period;

(iv)	to assist the Parties in the interpretation and application of the provisions of this Agreement, a sample calculation of the Annual Recognition Amount is set forth in Schedule “B”; and

(v)	the Parties mutually intend and agree that the additional royalties arising from the Annual Recognition Amount in any year shall be taken into account in calculating monthly royalty instalments under the Generic Royalty Regime pursuant to good faith estimates.
4.3	Intent
The Parties recognize that the Annual Recognition Amount, as adjusted, shall be treated for all intents and purposes as a deduction from allowed costs that thereby generates a payment of additional royalty.
4.4	Resources
The Lessees acknowledge that they have represented to the Crown that they do not expect, based on their respective internal or third party estimates and on current good faith production estimates for the Syncrude Project, that the resources from the Syncrude Project will be exhausted prior to 2034; but the Crown acknowledges that the Lessees represent only what their current expectation is, and do not by this representation provide any warranty or make any promise or assume any duty of care in regard to the accuracy of their current expectation or the actual extent or duration of such resources.
4.5	Reversion to Royalty Based on SCO
In the event that, effective prior to the end of the Recognition Period, the Generic Royalty Regime is changed (in this Section 4.5, an “SCO Reversion”) so that royalty on the Syncrude Project is no longer based on bitumen but rather is based on synthetic crude oil or on a price that is effectively synthetic crude oil, then:

(a)	the Crown will consult with the Lessees in relation to the SCO Reversion;

(b)	no further Annual Recognition Amount shall be applied in respect of the year in which the SCO Reversion takes effect or in respect of any subsequent year;

(c)	any remaining undepreciated upgrader capital that was incurred by the Lessees after December 31, 2008 and prior to the introduction and application of the SCO Reversion will be appropriately recognized, using appropriate industry practices for depreciation , in calculating royalties payable under the SCO Reversion; and

(d)	the Crown agrees to provide to the Lessees a credit, to be applied against royalties of any kind next becoming payable in respect of the Syncrude Project until the credit is fully utilized, calculated as follows:
(i)	if the SCO Reversion takes effect prior to 2016, the credit shall be the lesser of $975 million and the total amount of additional royalty that becomes payable by the Lessees under the Syncrude Royalty Amending Agreement;

(ii)	if the SCO Reversion takes effect after 2015 but before 2023, the credit shall be $725 million;

(iii)	if the SCO Reversion takes effect after 2022 but before 2029, the credit shall be $475 million; and

(iv)	if the SCO Reversion takes effect after 2028, the credit shall be $225 million.
ARTICLE 5
GENERAL PROVISIONS
5.1 Severability
If any provision of this Agreement is held to be void, illegal, invalid or unenforceable, then to the extent of such voidability, illegality, invalidity or unenforceability, such provision shall be rendered ineffective and separate and severable from the balance of this Agreement, and such provision shall not invalidate, affect or impair the remaining provisions of this Agreement, so long as the economic and legal substance of the subject matter of this Agreement is not affected thereby in any manner materially adverse to either the Crown or the Lessees.
5.2 Lessees Not to be Treated Less Favourably
If the Crown, at any time and for any period prior to 2016, enters into any agreement to amend or supplement the Suncor BRO Agreement or any ancillary documents relating thereto, with terms and conditions that, in the Minister’s reasonable opinion, are more favourable, taken as a whole, than the terms and conditions applicable to the Syncrude Project pursuant to this Agreement, then the Lessees shall be entitled to and the Crown will offer to amend this Agreement to provide comparable terms such that the Lessees are not treated less favourably than Suncor in respect of the Suncor Project in respect of any period prior to 2016; provided that no agreement negotiated and entered into in good faith by the Crown with Suncor as a result of the Crown entering into this Agreement that is limited in its intent (viewed objectively, having regard to the substantive material effects of the amending or supplementing agreement with Suncor) to the purpose of complying with Section 6 of the Suncor BRO Agreement shall trigger any rights on the part of the Lessees under this section.
5.3 Notices
Any notice, consent, approval or other communication under any provision of this Agreement must be in writing to be effective, and is effective when delivered by any means, including fax transmission or e-mail, to the following respective addresses:
(a)	In the case of the Crown:

Department of Energy 10th Flr, Petroleum Plaza North Tower 9945 — 108 St. Edmonton, Alberta, T5K 2G6
Attention:	Deputy Minister of Energy
Facsimile:	(780) 644-3103
E-mail:	peter.watson@gov.ab.ca
(b)	In the case of Canadian Oil Sands Limited:

Canadian Oil Sands Limited 2500 First Canadian Centre 350 — 7th Avenue S.W. Calgary, Alberta, T2P 3N9
Attention:	General Counsel & Corporate Secretary
Fax:	(403) 218-6227
E-mail:	trudy_curran@cos-trust.com
(c)	In the case of ConocoPhillips Oilsands Partnership II:

ConocoPhillips Canada Pipelines Limited. 1600, 401 — 9th Avenue S.W. Calgary, AB, T2P 2H7
Attention:	Corporate Secretary
Facsimile:	(403) 233-5505
E-Mail:	alan.p.scott@conocophillips.com

(d)	In the case of Imperial Oil Resources:

Imperial Oil Resources P.O. Box 2480, Station M 237 — 4 Avenue Calgary, Alberta T2P 0H6
Attention:	Vice-President, General Counsel & Corporate Secretary
Facsimile:	(403) 237-2490
E-Mail:	brian.w.livingston@esso.ca
(e)	In the case of Mocal Energy Limited:

Mocal Energy Limited c/o Japan Canada Oil Co., Ltd. 1-3-12 Nishi Shimbashi Minato-Ku Tokyo 105-0003, Japan
Attention:	General Manager, Project Coordination and Business Development
Facsimile:	81-3-3501-2692
E-Mail:	ryunosuke.onogi@noex.eneos.co.jp
(f)	In the case of Murphy Oil Company Ltd.:

Murphy Oil Company Ltd. #1700, 555 — 4 Avenue S.W. Calgary, Alberta T2P 3E7
Attention:	Vice President, Joint Ventures and Business Development
Facsimile:	(403) 294-8851
Email:	cal_buchanan@murphyoilcorp.com
(g)	In the case of Nexen Oil Sands Partnership

Nexen Oil Sands Partnership 2900, 801 — 7th Avenue S.W. Calgary, Alberta T2P 3P7
Attention:	VP, General Counsel & Secretary
Facsimile:	(403) 699-5743
Email:	eric_miller@nexeninc.com

(h)	In the case of Petro-Canada Oil and Gas:

Petro-Canada P.O. Box 2844, Station M 150 — 6 Avenue S.W. Calgary, Alberta T2P 3E3
Attention:	Senior Vice-President, Oil Sands
Facsimile:	(403) 296-5454
Email:	ncamarta@petro-canada.ca
and a copy of every such notice will be sent to the operator at:

Syncrude Canada Ltd. Law Department P.O. Box 2480, Station M 237 Fourth Avenue S.W. Calgary, Alberta T2P 3M9
Attention:	General Counsel & Corporate Secretary
Facsimile:	(403) 237-2037
Email:	ray.b.hansen@esso.ca
5.4 Applicable Law
This Agreement shall be governed by and be construed and interpreted in accordance with the laws in force in the Province of Alberta and the federal laws of Canada applicable therein; and any Court proceedings arising in respect of this Agreement shall be brought exclusively in Alberta Courts, and each Party accepts the jurisdiction of Alberta Courts.
5.5 Amendment and Waiver
No amendment of this Agreement is effective unless made in writing and signed by duly authorized representatives of the Parties; provided that corrections of errors contained in this Agreement that are not material or substantive may be made by means of exchange of correspondence between the Crown and an authorized representative of the Lessees. No waiver of any provision of this Agreement is effective unless made in writing, and any such waiver has effect only in respect of the particular provision or circumstance stated in the waiver. No representation by either of the Parties with respect to the performance of any obligation under this Agreement is capable of giving rise to an estoppel unless the representation is made in writing.
5.6 Survival
Notwithstanding Section 2.35 of Amendment No. 6 to the Crown Agreement dated January 1, 1997, the Crown Agreement as amended by this Agreement shall not terminate on December 31, 2015 with respect to rights and obligations under this Agreement, and all such rights and obligations shall continue to be in effect and to have application after that date for the respective duration of those rights and obligations in accordance with this Agreement.
5.7 Additional Assurances
The Parties each agree to from time to time do all such acts and provide such further assurances and instruments as may reasonably be required in order to carry out the provisions of this Agreement according to their spirit and intent; but this Section shall not in any event be construed as obligating the Crown to amend or enact any statute or regulation.
5.8 Counterparts
This Agreement may be executed in counterparts, in which case (a) the counterparts together shall constitute one agreement, and (b) communication of execution by fax transmission or by e-mailed PDF shall constitute delivery.
     IN WITNESS WHEREOF, the Parties have duly executed this Agreement, by their respective duly authorized officers, as of the date first written above.

HER MAJESTY THE QUEEN IN RIGHT OF ALBERTA, as represented by the Minister of Energy
Per:	signed
Minister of Energy

CANADIAN OIL SANDS LIMITED
Per:           signed
Per:           signed
CONOCOPHILLIPS OIL SANDS
PARTNERSHIP II, a partnership, by its
managing partner, ConocoPhillips Canada
Pipelines Limited
Per:           signed

IMPERIAL OIL RESOURCES, a limited
partnership, by its managing partner,
Imperial Oil Resources Limited
Per:           signed
MOCAL ENERGY LIMITED
Per:           signed
MURPHY OIL COMPANY LTD.
Per:           signed
NEXEN OIL SANDS PARTNERSHIP,
a partnership, by its managing partner,
Nexen Inc.
Per:           signed
PETRO-CANADA OIL AND GAS, a
partnership, by its principal partner,
Petro-Canada
Per:           signed

SCHEDULE “A”
TO THE SYNCRUDE BITUMEN ROYALTY AGREEMENT
MADE NOVEMBER 18, 2008
REMAINING VALUE OF
UPGRADER GROWTH CAPITAL AS OF JANUARY 1, 2009

			Remaining Value
			$
Project Description	AFE Reference	As Spent $	January 1, 2009
Upgrader Growth Component of Major Projects
DB1 project	N85000	59,864,299	38,189,294
DB2 project	J97250	205,575,306	159,498,083
UE-1 project	J00010	5,189,030,241	4,723,548,405

		5,454,469,846	4,921,235,781
Components of small projects agreed to be Upgrader Growth
Completion of UE-1 Related Work	J06234	7,005,290	6,642,947
Additional Process Operator Workstations	J06236	283,178	268,531
UE-1 Related Completions (2007)	J07222	1,859,367	1,763,193
Sulphur Loading Rack Capacity Increase	J06223	226,936	215,198
Plant 7 Separator — SSP Solids Reduction	J99209	2,096,303	1,554,156
06 — UE 1 Trailers	J06530	1,450,285	1,375,270
Surplus sales and credits in UE-1 AFE related to trailers	J00010	1,600,095	1,517,331
Syncrude Main Access Road Enhancement	J02572	270,675	210,006
Pit 37-1 HVGO Piping Upgrade	J02222	18,580,461	15,056,580
Pit 15-1/2 Advanced Controllers	J01294	2,221,465	1,800,152
Engineering offices — attribute portion to UGC	J06577	304,512	288,762
NT Servers — attribute portion to UGC	J97054	5,000	3,190
Electrical Distribution Infrastructure (Phase 1)	J01621	10,714,507	9,421,377
Nitrogen Plant Purchase — UE-1 Backup Facility	J06628	3,363,712	3,189,727

		49,981,786	43,306,420
Total		5,504,451,631	4,964,542,202

SCHEDULE “B”
TO THE SYNCRUDE BITUMEN ROYALTY OPTION AGREEMENT
MADE NOVEMBER 18, 2008
(See attached)

SCHEDULE “B” to the SYNCRUDE BITUMEN ROYALTY OPTION AGREEMENT
EXAMPLE CALCULATIONS
Scenario 1 (k$)

Constant LTBR = 5.0%; constant royalty rates 25% / 1%
No reduction of Additional Royalty Payment

		2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035

Remaining Upgrader Growth Capital (UGC) — Opening Balance		4,965	4,861	4,751	4,637	4,516	4,390	4,257	4,118	3,971	3,818	3,656	3,487	3,309	3,122	2,926	2,720	2,504	2,277	2,038	1,788	1,525	1,249	959	655	335	0	0

LTBR		5.0%	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%

Annual Recognition Factor *		1.419	1.449	1.483	1.519	1.560	1.605	1.655	1.711	1.774	1.845	1.927	2.020	2.129	2.257	2.408	2.590	2.814	3.094	3.456	3.940	4.619	5.640	7.344	10.756	21.000	0.000	0.000

Annual Recognition Amount (ARA)		352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	0	0

UGC pool reduction		104	109	115	120	126	133	139	146	154	161	169	178	187	196	206	216	227	238	250	263	276	290	304	319	335	0	0

Remaining UGC — Closing Balance	4,965	4,861	4,751	4,637	4,516	4,390	4,257	4,118	3,971	3,818	3,656	3,487	3,309	3,122	2,926	2,720	2,504	2,277	2,038	1,788	1,525	1,249	959	655	335	0	0	0

Gross revenue		7,000	7,000	7,000	7,000	7,000	7,000	7,000	7,000	7,000	7,000	7,000	7,000	7,000	7,000	7,000	7,000	7,000	7,000	7,000	7,000	7,000	7,000	7,000	7,000	7,000	7,000	7,000
Allowed Costs		3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500

Net revenue before ARA		3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500
Loss carry forward opening balance		0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Net revenue after LCF pre-ARA		3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500
Net Revenue Royalty after LCF pre-ARA		875	875	875	875	875	875	875	875	875	875	875	875	875	875	875	875	875	875	875	875	875	875	875	875	875	875	875

Annual Recognition Amount before adjustment		352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	0	0
ARA Adjustment — Net Royalty Rate Change		0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000

ARA pool adds		0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Annual Recognition Amount Applied (ARAA)		352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	0	0
ARA Cost Adjustment		0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Adjusted ARA		352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	0	0

Return Allowance on ARA pool		0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Carry forward ARA (CFARA)	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

LCF calculation
Net loss		0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Return Allowance on Net loss		0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Excess minimum royalty		0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

LCF closing balance (used in the following period)	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Adjusted ARA		352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	352	0	0
Net revenue after LCF after adjusted ARA		3,852	3,852	3,852	3,852	3,852	3,852	3,852	3,852	3,852	3,852	3,852	3,852	3,852	3,852	3,852	3,852	3,852	3,852	3,852	3,852	3,852	3,852	3,852	3,852	3,852	3,500	3,500
Net revenue royalty rate		25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%
Net Revenue Royalty after LCF after adjusted ARA		963	963	963	963	963	963	963	963	963	963	963	963	963	963	963	963	963	963	963	963	963	963	963	963	963	875	875

Gross revenue royalty rate		1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%
Gross Revenue Royalty		70	70	70	70	70	70	70	70	70	70	70	70	70	70	70	70	70	70	70	70	70	70	70	70	70	70	70

Bitumen production (kbd)			345.0	345.0	345.0	345.0	345.0	345.0
Days in year			365	365	366	365	365	365
Cumulative production (kbd)			345.0	345.0	345.0	345.0	345.0	345.0
Additional royalty payment — cumulative reduction			1.000	1.000	1.000	1.000	1.000	1.000

Royalty payable cost adjusted		963	963	963	963	963	963	963	963	963	963	963	963	963	963	963	963	963	963	963	963	963	963	963	963	963	875	875
Additional royalty payment		0	75	75	100	150	225	350	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Additional royalty payment reduction			0	0	0	0	0	0
Total royalty payable		963	1,038	1,038	1,063	1,113	1,188	1,313	963	963	963	963	963	963	963	963	963	963	963	963	963	963	963	963	963	963	875	875

*	Annual Recognition Factor is the third term of the Annual Recognition Amount calculation. The term is enclosed in brackets.

SCHEDULE “B” to the SYNCRUDE BITUMEN ROYALTY OPTION AGREEMENT
EXAMPLE CALCULATIONS
Scenario 2 (k$)

Varying LTBR; Net Revenue Royalty rate varies post-2015
Period of net loss 2016-2019
Reduction of Additional Royalty Payment due to low bitumen production (2010-2015)

		2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035

Remaining Upgrader Growth Capital (UGC) — Opening Balance		4,965	4,845	4,729	4,622	4,533	4,375	4,228	4,034	3,904	3,765	3,619	3,463	3,298	3,124	2,944	2,742	2,508	2,268	2,055	1,832	1,582	1,312	1,021	707	364	0	0

LTBR		4.0%	4.5%	5.5%	7.5%	3.0%	4.0%	1.5%	6.0%	6.0%	6.0%	6.0%	6.0%	6.0%	6.5%	5.5%	3.5%	3.7%	8.0%	9.0%	8.0%	8.0%	8.0%	8.0%	6.0%	3.0%	3.0%	3.0%

Annual Recognition Factor *		1.600	1.533	1.412	1.256	2.162	1.840	4.059	1.539	1.591	1.649	1.716	1.793	1.883	1.886	2.247	3.435	3.585	2.175	2.208	2.704	3.131	3.774	4.850	9.091	34.333	0.000	0.000

Annual Recognition Amount (ARA)		318	334	367	435	294	322	257	373	373	373	373	373	373	383	364	330	333	395	408	396	396	396	396	385	374	0	0

UGC pool reduction		119	116	107	89	158	147	194	131	138	147	155	165	175	180	202	234	240	213	223	250	270	291	315	343	364	0	0

Remaining UGC — Closing Balance	4,965	4,845	4,729	4,622	4,533	4,375	4,228	4,034	3,904	3,765	3,619	3,463	3,298	3,124	2,944	2,742	2,508	2,268	2,055	1,832	1,582	1,312	1,021	707	364	0	0	0

									Period of Net Loss

Gross revenue		7,000	7,000	7,000	7,000	7,000	7,000	7,000	3,300	3,300	3,600	3,300	7,000	7,000	7,000	7,000	7,000	7,000	7,000	7,000	7,000	7,000	7,000	7,000	7,000	7,000	7,000	7,000
Allowed Costs		3,500	3,500	3,500	3,500	3,500	3,500	3,500	4,000	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500

Net revenue before ARA		3,500	3,500	3,500	3,500	3,500	3,500	3,500	(700)	(200)	100	(200)	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500
Loss carry forward opening balance		0	0	0	0	0	0	0	0	807	1,170	1,303	1,662	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Net revenue after LCF pre-ARA		3,500	3,500	3,500	3,500	3,500	3,500	3,500	(700)	(1,007)	(1,070)	(1,503)	1,838	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500
Net Revenue Royalty after LCF pre-ARA		875	875	875	875	875	875	875	(196)	(292)	(342)	(406)	533	875	875	875	875	875	875	875	875	875	875	875	875	875	875	875

Annual Recognition Amount before adjustment		318	334	367	435	294	322	257	373	373	373	373	373	373	383	364	330	333	395	408	396	396	396	396	385	374	0	0
ARA Adjustment — Net Royalty Rate Change		0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.107	0.138	0.219	0.074	0.138	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000

ARA pool adds		0	0	0	0	0	0	0	373	373	373	373	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Annual Recognition Amount Applied (ARAA)		318	334	367	435	294	322	257	0	0	0	0	2,087	373	383	364	330	333	395	408	396	396	396	396	385	374	0	0
ARA Cost Adjustment		0	0	0	0	0	0	0	0	0	0	0	(288)	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Adjusted ARA		318	334	367	435	294	322	257	0	0	0	0	1,799	373	383	364	330	333	395	408	396	396	396	396	385	374	0	0

Return Allowance on ARA pool		0	0	0	0	0	0	0	11	45	70	97	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Carry forward ARA (CFARA)	0	0	0	0	0	0	0	0	384	802	1245	1714	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

LCF calculation
Net loss		0	0	0	0	0	0	0	700	1,007	1,070	1,503	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Return Allowance on Net loss		0	0	0	0	0	0	0	21	60	64	90	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Excess minimum royalty		0	0	0	0	0	0	0	86	102	169	69	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

LCF closing balance (used in the following period)	0	0	0	0	0	0	0	0	807	1,170	1,303	1,662	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Adjusted ARA		318	334	367	435	294	322	257	0	0	0	0	1,799	373	383	364	330	333	395	408	396	396	396	396	385	374	0	0
Net revenue after LCF after adjusted ARA		3,818	3,834	3,867	3,935	3,794	3,822	3,757	(700)	(1,007)	(1,070)	(1,503)	3,637	3,873	3,883	3,864	3,830	3,833	3,895	3,908	3,896	3,896	3,896	3,896	3,885	3,874	3,500	3,500
Net revenue royalty rate		25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	28.0%	29.0%	32.0%	27.0%	29.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%
Net Revenue Royalty after LCF after adjusted ARA		954	959	967	984	949	955	939	0	0	0	0	1,055	968	971	966	957	958	974	977	974	974	974	974	971	969	875	875

Gross revenue royalty rate		1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	2.6%	3.1%	4.7%	2.1%	3.1%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%
Gross Revenue Royalty		70	70	70	70	70	70	70	86	102	169	69	217	70	70	70	70	70	70	70	70	70	70	70	70	70	70	70

Bitumen production (kbd)			345.0	345.0	320.0	320.0	320.0	345.0
Days in year			365	365	366	365	365	365
Cumulative production (kbd)			345.0	345.0	336.7	332.5	330.0	332.5
Additional royalty payment — cumulative reduction			1.000	1.000	0.976	0.964	0.957	0.964

Royalty payable cost adjusted		954	959	967	984	949	955	939	86	102	169	69	1,055	968	971	966	957	958	974	977	974	974	974	974	971	969	875	875
Additional royalty payment		0	75	75	100	150	225	350	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Additional royalty payment reduction			0	0	6	8	13	8
Total royalty payable		954	1,034	1,042	1,078	1,090	1,168	1,281	86	102	169	69	1,055	968	971	966	957	958	974	977	974	974	974	974	971	969	875	875

*	Annual Recognition Factor is the third term of the Annual Recognition Amount calculation. The term is enclosed in brackets.

SCHEDULE “B” to the SYNCRUDE BITUMEN ROYALTY OPTION AGREEMENT
EXAMPLE CALCULATIONS
Scenario 3 (k$)

Varying LTBR; Net Revenue Royalty varies post-2015
Period of net loss; Period of Profit and Loss
Recapture of Additional Royalty Payment reduction (2010-2015)

		2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035

Remaining Upgrader Growth Capital (UGC) — Opening Balance		4,965	4,845	4,729	4,622	4,533	4,375	4,228	4,034	3,904	3,765	3,619	3,463	3,298	3,124	2,944	2,742	2,508	2,268	2,055	1,832	1,582	1,312	1,021	707	364	0	0

LTBR		4.0%	4.5%	5.5%	7.5%	3.0%	4.0%	1.5%	6.0%	6.0%	6.0%	6.0%	6.0%	6.0%	6.5%	5.5%	3.5%	3.7%	8.0%	9.0%	8.0%	8.0%	8.0%	8.0%	6.0%	3.0%	3.0%	3.0%

Annual Recognition Factor *		1.600	1.533	1.412	1.256	2.162	1.840	4.059	1.539	1.591	1.649	1.716	1.793	1.883	1.886	2.247	3.435	3.585	2.175	2.208	2.704	3.131	3.774	4.850	9.091	34.333	0.000	0.000

Annual Recognition Amount (ARA)		318	334	367	435	294	322	257	373	373	373	373	373	373	383	364	330	333	395	408	396	396	396	396	385	374	0	0

UGC pool reduction		119	116	107	89	158	147	194	131	138	147	155	165	175	180	202	234	240	213	223	250	270	291	315	343	364	0	0

Remaining UGC — Closing Balance	4,965	4,845	4,729	4,622	4,533	4,375	4,228	4,034	3,904	3,765	3,619	3,463	3,298	3,124	2,944	2,742	2,508	2,268	2,055	1,832	1,582	1,312	1,021	707	364	0	0	0

									Period of Net Loss					NR Royalty Rate Varies						Period of Loss & Profit

Gross revenue		7,000	7,000	7,000	7,000	7,000	7,000	7,000	3,300	3,300	3,600	3,300	7,000	7,000	7,000	7,000	7,000	7,000	7,000	3,300	7,000	3,300	7,000	3,300	7,000	7,000	7,000	7,000
Allowed Costs		3,500	3,500	3,500	3,500	3,500	3,500	3,500	4,000	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	4,000	3,500	4,000	3,500	4,000	3,500	3,500	3,500	3,500

Net revenue before ARA		3,500	3,500	3,500	3,500	3,500	3,500	3,500	(700)	(200)	100	(200)	3,500	3,500	3,500	3,500	3,500	3,500	3,500	(700)	3,500	(700)	3,500	(700)	3,500	3,500	3,500	3,500
Loss carry forward opening balance		0	0	0	0	0	0	0	0	807	1,170	1,303	1,662	0	0	0	0	0	0	0	834	0	797	0	778	0	0	0
Net revenue after LCF pre-ARA		3,500	3,500	3,500	3,500	3,500	3,500	3,500	(700)	(1,007)	(1,070)	(1,503)	1,838	3,500	3,500	3,500	3,500	3,500	3,500	(700)	2,666	(700)	2,703	(700)	2,723	3,500	3,500	3,500
Net Revenue Royalty after LCF pre-ARA		875	875	875	875	875	875	875	(196)	(292)	(342)	(406)	588	980	1,015	1,120	945	980	910	(203)	853	(189)	757	(182)	681	875	875	875

Annual Recognition Amount before adjustment		318	334	367	435	294	322	257	373	373	373	373	373	373	383	364	330	333	395	408	396	396	396	396	385	374	0	0
ARA Adjustment — Net Royalty Rate Change		0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.107	0.138	0.219	0.074	0.219	0.107	0.138	0.219	0.074	0.107	0.038	0.138	0.219	0.074	0.107	0.038	0.000	0.000	0.000	0.000

ARA pool adds		0	0	0	0	0	0	0	373	373	373	373	0	0	0	0	0	0	0	408	0	396	0	396	0	0	0	0
Annual Recognition Amount Applied (ARAA)		318	334	367	435	294	322	257	0	0	0	0	2,087	373	383	364	330	333	395	0	823	0	808	0	797	374	0	0
ARA Cost Adjustment		0	0	0	0	0	0	0	0	0	0	0	(457)	(40)	(53)	(80)	(24)	(36)	(15)	0	(180)	0	(87)	0	0	0	0	0

Adjusted ARA		318	334	367	435	294	322	257	0	0	0	0	1,630	333	330	284	305	297	380	0	643	0	722	0	797	374	0	0

Return Allowance on ARA pool		0	0	0	0	0	0	0	11	45	70	97	0	0	0	0	0	0	0	18	0	16	0	16	0	0	0	0
Carry forward ARA (CFARA)	0	0	0	0	0	0	0	0	384	802	1245	1714	0	0	0	0	0	0	0	427	0	412	0	412	0	0	0	0

LCF calculation
Net loss		0	0	0	0	0	0	0	700	1,007	1,070	1,503	0	0	0	0	0	0	0	700	0	700	0	700	0	0	0	0
Return Allowance on Net loss		0	0	0	0	0	0	0	21	60	64	90	0	0	0	0	0	0	0	32	0	28	0	28	0	0	0	0
Excess minimum royalty		0	0	0	0	0	0	0	86	102	169	69	0	0	0	0	0	0	0	102	0	69	0	50	0	0	0	0

LCF closing balance (used in the following period)	0	0	0	0	0	0	0	0	807	1,170	1,303	1,662	0	0	0	0	0	0	0	834	0	797	0	778	0	0	0	0

Adjusted ARA		318	334	367	435	294	322	257	0	0	0	0	1,630	333	330	284	305	297	380	0	643	0	722	0	797	374	0	0
Net revenue after LCF after adjusted ARA		3,818	3,834	3,867	3,935	3,794	3,822	3,757	(700)	(1,007)	(1,070)	(1,503)	3,468	3,833	3,830	3,784	3,805	3,797	3,880	(700)	3,309	(700)	3,424	(700)	3,520	3,874	3,500	3,500
Net revenue royalty rate		25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	28.0%	29.0%	32.0%	27.0%	32.0%	28.0%	29.0%	32.0%	27.0%	28.0%	26.0%	29.0%	32.0%	27.0%	28.0%	26.0%	25.0%	25.0%	25.0%	25.0%
Net Revenue Royalty after LCF after adjusted ARA		954	959	967	984	949	955	939	0	0	0	0	1,110	1,073	1,111	1,211	1,027	1,063	1,009	0	1,059	0	959	0	880	969	875	875

Gross revenue royalty rate		1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	2.6%	3.1%	4.7%	2.1%	4.7%	2.6%	3.1%	4.7%	2.1%	2.6%	1.5%	3.1%	4.7%	2.1%	2.6%	1.5%	1.0%	1.0%	1.0%	1.0%
Gross Revenue Royalty		70	70	70	70	70	70	70	86	102	169	69	329	182	217	329	147	182	105	102	329	69	182	50	70	70	70	70

Bitumen production (kbd)			345.0	345.0	320.0	320.0	320.0	450.0
Days in year			365	365	366	365	365	365
Cumulative production (kbd)			345.0	345.0	336.7	332.5	330.0	350.0
Additional royalty payment — cumulative reduction			1.000	1.000	0.976	0.964	0.957	1.000

Royalty payable cost adjusted		954	959	967	984	949	955	939	86	102	169	69	1,110	1,073	1,111	1,211	1,027	1,063	1,009	102	1,059	69	959	50	880	969	875	875
Additional royalty payment		0	75	75	100	150	225	350	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Additional royalty payment reduction			0	0	6	8	13	(27)
Total royalty payable		954	1,034	1,042	1,078	1,090	1,168	1,317	86	102	169	69	1,110	1,073	1,111	1,211	1,027	1,063	1,009	102	1,059	69	959	50	880	969	875	875

*	Annual Recognition Factor is the third term of the Annual Recognition Amount calculation. The term is enclosed in brackets.

SCHEDULE “B” to the SYNCRUDE BITUMEN ROYALTY OPTION AGREEMENT
EXAMPLE CALCULATIONS
Scenario 4 (k$)

Varying LTBR
Period of Loss 2016-2019 and 2030-2033
Reduction of Additional Royalty Payment due to low bitumen production (2010-2015)

		2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035

Remaining Upgrader Growth Capital (UGC) — Opening Balance		4,965	4,845	4,729	4,622	4,533	4,375	4,228	4,034	3,904	3,765	3,619	3,463	3,298	3,124	2,944	2,742	2,508	2,268	2,055	1,832	1,582	1,312	1,021	707	364	0	0

LTBR		4.0%	4.5%	5.5%	7.5%	3.0%	4.0%	1.5%	6.0%	6.0%	6.0%	6.0%	6.0%	6.0%	6.5%	5.5%	3.5%	3.7%	8.0%	9.0%	8.0%	8.0%	8.0%	8.0%	6.0%	3.0%	3.0%	3.0%

Annual Recognition Factor *		1.600	1.533	1.412	1.256	2.162	1.840	4.059	1.539	1.591	1.649	1.716	1.793	1.883	1.886	2.247	3.435	3.585	2.175	2.208	2.704	3.131	3.774	4.850	9.091	34.333	0.000	0.000

Annual Recognition Amount (ARA)		318	334	367	435	294	322	257	373	373	373	373	373	373	383	364	330	333	395	408	396	396	396	396	385	374	0	0

UGC pool reduction		119	116	107	89	158	147	194	131	138	147	155	165	175	180	202	234	240	213	223	250	270	291	315	343	364	0	0

Remaining UGC — Closing Balance	4,965	4,845	4,729	4,622	4,533	4,375	4,228	4,034	3,904	3,765	3,619	3,463	3,298	3,124	2,944	2,742	2,508	2,268	2,055	1,832	1,582	1,312	1,021	707	364	0	0	0

									Period of Net Loss														Period of Net Loss

Gross revenue		7,000	7,000	7,000	7,000	7,000	7,000	7,000	3,300	3,300	3,600	3,300	7,000	7,000	7,000	7,000	7,000	7,000	7,000	7,000	7,000	7,000	3,300	3,300	3,600	3,300	7,000	7,000
Allowed Costs		3,500	3,500	3,500	3,500	3,500	3,500	3,500	4,000	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	4,000	3,500	3,500	3,500	3,500	3,500

Net revenue before ARA		3,500	3,500	3,500	3,500	3,500	3,500	3,500	(700)	(200)	100	(200)	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	(700)	(200)	100	(200)	3,500	3,500
Loss carry forward opening balance		0	0	0	0	0	0	0	0	807	1,170	1,303	1,662	0	0	0	0	0	0	0	0	0	0	814	1,197	1,332	1,648	0
Net revenue after LCF pre-ARA		3,500	3,500	3,500	3,500	3,500	3,500	3,500	(700)	(1,007)	(1,070)	(1,503)	1,838	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	(700)	(1,014)	(1,097)	(1,532)	1,852	3,500
Net Revenue Royalty after LCF pre-ARA		875	875	875	875	875	875	875	(196)	(292)	(342)	(406)	588	875	875	875	875	875	875	875	875	875	(196)	(294)	(351)	(414)	593	875

Annual Recognition Amount before adjustment		318	334	367	435	294	322	257	373	373	373	373	373	373	383	364	330	333	395	408	396	396	396	396	385	374	0	0
ARA Adjustment — Net Royalty Rate Change		0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.107	0.138	0.219	0.074	0.219	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.107	0.138	0.219	0.074	0.219	0.000

ARA pool adds		0	0	0	0	0	0	0	373	373	373	373	0	0	0	0	0	0	0	0	0	0	396	396	385	374	0	0
Annual Recognition Amount Applied (ARAA)		318	334	367	435	294	322	257	0	0	0	0	2,087	373	383	364	330	333	395	408	396	396	0	0	0	0	1,760	0
ARA Cost Adjustment		0	0	0	0	0	0	0	0	0	0	0	(457)	0	0	0	0	0	0	0	0	0	0	0	0	0	(385)	0

Adjusted ARA		318	334	367	435	294	322	257	0	0	0	0	1,630	373	383	364	330	333	395	408	396	396	0	0	0	0	1,375	0

Return Allowance on ARA pool		0	0	0	0	0	0	0	11	45	70	97	0	0	0	0	0	0	0	0	0	0	16	65	76	51	0	0
Carry forward ARA (CFARA)	0	0	0	0	0	0	0	0	384	802	1245	1714	0	0	0	0	0	0	0	0	0	0	412	873	1334	1760	0	0

LCF calculation
Net loss		0	0	0	0	0	0	0	700	1,007	1,070	1,503	0	0	0	0	0	0	0	0	0	0	700	1,014	1,097	1,532	0	0
Return Allowance on Net loss		0	0	0	0	0	0	0	21	60	64	90	0	0	0	0	0	0	0	0	0	0	28	81	66	46	0	0
Excess minimum royalty		0	0	0	0	0	0	0	86	102	169	69	0	0	0	0	0	0	0	0	0	0	86	102	169	69	0	0

LCF closing balance (used in the following period)	0	0	0	0	0	0	0	0	807	1,170	1,303	1,662	0	0	0	0	0	0	0	0	0	0	814	1,197	1,332	1,648	0	0

Adjusted ARA		318	334	367	435	294	322	257	0	0	0	0	1,630	373	383	364	330	333	395	408	396	396	0	0	0	0	1,375	0
Net revenue after LCF after adjusted ARA		3,818	3,834	3,867	3,935	3,794	3,822	3,757	(700)	(1,007)	(1,070)	(1,503)	3,468	3,873	3,883	3,864	3,830	3,833	3,895	3,908	3,896	3,896	(700)	(1,014)	(1,097)	(1,532)	3,227	3,500
Net revenue royalty rate		25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	28.0%	29.0%	32.0%	27.0%	32.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%	28.0%	29.0%	32.0%	27.0%	32.0%	25.0%
Net Revenue Royalty after LCF after adjusted ARA		954	959	967	984	949	955	939	0	0	0	0	1,110	968	971	966	957	958	974	977	974	974	0	0	0	0	1,033	875

Gross revenue royalty rate		1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	2.6%	3.1%	4.7%	2.1%	4.7%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	2.6%	3.1%	4.7%	2.1%	4.7%	1.0%
Gross Revenue Royalty		70	70	70	70	70	70	70	86	102	169	69	329	70	70	70	70	70	70	70	70	70	86	102	169	69	329	70

Bitumen production (kbd)			345.0	345.0	320.0	320.0	320.0	345.0
Days in year			365	365	366	365	365	365
Cumulative production (kbd)			345.0	345.0	336.7	332.5	330.0	332.5
Additional royalty payment — cumulative reduction			1.000	1.000	0.976	0.964	0.957	0.964

Royalty payable cost adjusted		954	959	967	984	949	955	939	86	102	169	69	1,110	968	971	966	957	958	974	977	974	974	86	102	169	69	1,033	875
Additional royalty payment		0	75	75	100	150	225	350	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Additional royalty payment reduction			0	0	6	8	13	8
Total royalty payable		954	1,034	1,042	1,078	1,090	1,168	1,281	86	102	169	69	1,110	968	971	966	957	958	974	977	974	974	86	102	169	69	1,033	875

*	Annual Recognition Factor is the third term of the Annual Recognition Amount calculation. The term is enclosed in brackets.

APPENDIX
PROJECT APPROVAL ORDER NO. OSR045
made under the
Mines and Minerals Act
and
Oil Sands Royalty Regulation, 1997
in respect of the
SYNCRUDE PROJECT
PREAMBLE:
This Order establishes a description of the “Syncrude Project” for the purposes of the Generic Royalty Regulation, acknowledges the approval of the Syncrude Project under the Generic Royalty Regulation that is deemed by the Crown Agreement, and acknowledges certain other matters deemed or determined by the Crown Agreement.
This Order does not of itself approve the Syncrude Project under the Generic Royalty Regulation, but rather acknowledges the deemed approval set out in the Crown Agreement. However, it is styled as “Project Approval Order No. OSR045” in order to facilitate administration of the Syncrude Project under the Generic Royalty Regulation.
TERMINOLOGY:
In this Order (including in the above Preamble and including in the Schedule), the following expressions have the following meanings:
“Act” means the Mines and Minerals Act (Alberta);
“Crown Agreement” means the agreement, originally titled the “Alberta Crown Agreement” and originally dated February 4, 1975, entered into pursuant to section 9(a) of the Act between Her Majesty the Queen in right of the Province of Alberta and the “Lessees” named therein, as amended up to and including Amendment No. 7 dated January 1, 2001;
“ERCB” means the Energy Resources and Conservation Board of Alberta and includes its predecessor, the Alberta Energy and Utilities Board, as well as any successor;
“ERCB Approvals” means
(a)	Approval No. 8573 dated December 21, 1999, issued by the ERCB under the Oil Sands Conservation Act, including the following amendments:
Amendment A, dated December 14, 2001 Amendment B, dated February 24, 2003

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Amendment C, dated June 17, 2003 Amendment D, dated December 15, 2003 Amendment E, dated August 20, 2004 Amendment F, dated August 16, 2006 Amendment G, dated May 1, 2007;
(b)	Approval No. 10781 dated May 1, 2007, issued by the ERCB under the Oil Sands Conservation Act; and
(c)	any amendment to either of the above Approvals made after the date of this Order, only if an amendment is an administrative amendment:
(i)	that is
(A)	issued to update the names or interests of the Project owners of the Syncrude Project, or

(B)	required to respond to or otherwise satisfy one or more conditions, information requests or other approval requirements or development expectations of the ERCB in relation to the above Approvals, and clearly falls within the scope, production and other general limitations of the scheme or operation under the above Approvals, as of the date of this Order; and
(ii)	a copy of which, as issued by the ERCB, has been provided by the operator of the Syncrude Project to the Crown;
“Generic Royalty Regulation” means OSRR97, as amended from time to time, and includes any successor regulation or regulations;
“Minister” has the meaning ascribed by the Act;
“OSRR97” means the Oil Sands Royalty Regulation, 1997, A.R. 185/97;
“Qualifying Joint Venture Project” has the meaning ascribed by OSRR97 as of the date of this Project Approval Order;
“Syncrude Project” means generally the oil sands project described in the ERCB Approvals, as more particularly described in the Project Description attached as a Schedule to and forming part of this Order;
and unless a contrary intention appears, words and expressions defined in the Generic Royalty Regulation shall here have the meanings ascribed in the Generic Royalty Regulation.
MATTERS DEEMED OR DETERMINED BY THE CROWN AGREEMENT:
The following matters are deemed by Clause 404 of the Crown Agreement to have been specified by the Minister for the purposes of the Generic Royalty Regulation:
(1)	the Syncrude Project is a Project approved under the Generic Royalty Regulation;

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(2)	the effective date of the Syncrude Project is January 1, 2002, being the first day immediately following “Transition” as defined in the Crown Agreement;

(3)	the Syncrude Project is a Qualifying Joint Venture Project; and

(4)	Syncrude Canada Ltd. is the initial operator of the Syncrude Project.
Clause 404(b)(i) of the Crown Agreement requires the Minister to specify a description for the Syncrude Project that “is consistent with the form and content of the scheme described and approved in the [ERCB Approvals]”.
PROJECT DESCRIPTION:
Consistent with Clause 404(b)(i) of the Crown Agreement, the description of the Syncrude Project for the purposes of the Generic Royalty Regulation is as specified in the Schedule to this Order, comprising parts 1 through 5.

4

SCHEDULE
TO PROJECT APPROVAL ORDER NO. OSR045
PROJECT DESCRIPTION — SYNCRUDE PROJECT
PART 1 — DEFINITIONS AND INTERPRETATION
In this Project Description, the following expressions have the following meanings:
“Mining and Extraction Operations” means the operations at the Mildred Lake site and the Aurora North Mine and Aurora South Mine sites, described in section 3(a) of Part 2 below, and includes the mining of Project substances and the recovery of crude bitumen from those Project substances;

“Project Facilities” means the facilities included in the Project, as described in Part 5, below;

“Project Lands” means the surface areas described in Part 4 below;

“Project Leases” means the area and strata described in Part 3 below;

“Project Maps” means the maps attached to and forming part of this Project Description, showing generally the location of the Project Leases and Project Lands; and

“Upgrading Operations” means the operations described in section 3(b) of Part 2 below, and includes the processing of crude bitumen into synthetic crude oil, sulphur and other Project substances.
PART 2 — DESCRIPTION OF SCHEME AND OPERATIONS
1.	ERCB Approvals
In accordance with section 17(1)(a) of OSRR97, the Project corresponds to the ERCB Approvals.
2.	Project Scheme
The Project consists of the following “Project Scheme”:
(a)	The Project generally comprises the Mining and Extraction Operations to recover oil sands and bitumen from the Project Leases, including the Mildred Lake Base Mine, North Mine, Aurora North Mine and Aurora South Mine, as approved by the ERCB Approvals; and

(b)	To and including December 31, 2008, but not thereafter, the Project includes the Upgrading Operations carried out in conjunction with the recovery of oil sands and bitumen from the Project Leases, including the Mining and Extraction Operations described in clause (a), as approved by the ERCB Approvals.

5

3.	Project Operations:
(a)	The Project comprises the following “Project Operations” in pursuance of the Mining and Extraction Operations and in furtherance of the Project Scheme and, except as otherwise stated, on Project Lands:
(i)	evaluating the geological, hydrogeological and geotechnical characteristics of the Project Lands and any lands contiguous thereto, required for mine planning and development within the ERCB Approvals, including drilling wells and conducting geophysical surveys;

(ii)	preparing, constructing and maintaining mine, froth and extraction sites, roads and facilities;

(iii)	surface mining of Project substances from Project Leases and removing and storing overburden for reclamation;

(iv)	recovering Project substances through crushing oil sands ore and conveying it to water-based slurry process for conditioning in a tumbler or in hydrotransportation;

(v)	extracting bitumen froth from the conditioned ore slurry through separation and flotation, and removing water and solids through the addition of naphtha diluent and the use of inclined plate settlers and centrifuges;

(vi)	producing bitumen by processing the diluted bitumen in the diluent recovery units and recovering and returning the diluent to mining and extraction;

(vii)	constructing, operating and maintaining storage tanks for bitumen froth, bitumen, diluted bitumen and diluent;

(viii)	transporting, storing and utilizing fresh water, and recovering, treating and storing process affected water for re-use;

(ix)	recovering, treating, processing, disposing of and reclaiming tailings ;

(x)	generation, transmission and distribution of steam, electricity and thermal energy required for the Project from the cogeneration plants at the Aurora North Mine and for mining and extraction at Mildred Lake;

(xi)	transporting Project substances and utilities between Project Lands through interconnections from the Aurora North Mine to the Mildred Lake plant;

(xii)	environmental monitoring on and off Project Lands;

(xiii)	constructing and maintaining communications facilities, including microwave towers and subsurface monitoring equipment (including geophones and piezometers), on and off Project Lands; and

6

(xiv)	ancillary operations directly supporting Mining and Extraction Operations.
(b)	To and including December 31, 2008, but not thereafter, the Project Operations include the following Upgrading Operations in furtherance of the Project Scheme and, except as otherwise stated, on Project Lands:
(i)	constructing and maintaining upgrading sites, facilities, storage tanks and access roads;

(ii)	processing bitumen through various primary and secondary upgrading units and associated processes to produce synthetic crude oil and other products and by-products, including sulphur and incidental metallic and industrial minerals recovered from spent catalyst;

(iii)	storing upgrader products, upgrader byproducts and other fluids required to operate the upgrader;

(iv)	distilling light gas oil (“LGO”), heavy gas oil (“HGO”) and Vacuum Resid in the vacuum distillation unit;

(v)	producing LGO, HGO and naphtha in the LC finer and fluid cokers;

(vi)	producing diesel and diluent;

(vii)	producing hydrocarbon based fuel gas;

(viii)	producing hydrogen in the hydrogen plants;

(ix)	producing treated products in the hydrotreaters;

(x)	producing and treating products and waste streams in the environmental units, including flue gas desulphurizer, amine, sulphur, ammonia and sour water plants; and

(xi)	ancillary operations directly in support of upgrading processes.
(c)	Reclamation and remediation activities arising from Project Operations described in clauses (a) and (b) above.
PART 3 — AREA AND STRATA
The Project Leases comprise the areas generally shown on the attached Project Maps and more particularly described under the “location” Appendices or Schedules to the following oil sands leases, and the grant of the Crown under those leases to mine oil sands within the strata specifically described as the Wabiskaw-McMurray zone and designated by the ERCB as Zone Designation No. 3412:

7

(a)	Oil Sands Lease No. 7597050T10;

(b)	Oil Sands Lease No. 7597030T12;

(c)	Oil Sands Lease No. 727120T17;

(d)	Oil Sands Lease No. 7280040T22;

(e)	Oil Sands Lease No. 7280090T29;

(f)	Oil Sands Lease No. 7280090T30;

(g)	Oil Sands Lease No. 7280100T31; and

(h)	Oil Sands Lease No. 7280110T34.
PART 4 — SURFACE AREAS
The surface areas occupied by the Project (collectively, the “Project Lands”) are as generally shown on the Project Maps.
PART 5 — FACILITIES
1.	Included Facilities
(a) Mining and Extraction Facilities
The following facilities, located on Project Lands and used solely in pursuance of Mining and Extraction Operations, are included in the Project:
(i)	mine infrastructure and civil works including but not limited to roads, retaining walls, ramps, bridges, structures, lighting and, at the Aurora North Mine, the potable water and sewage treatment facilities;

(ii)	mining equipment including but not limited to reclaimers, draglines, shovels, excavators, heavy haulers, graders, dozers, loaders, crawlers, support and service vehicles, and mine shuttle buses and light and heavy duty trucks;

(iii)	overburden and oil sands ore and material handling systems including but not limited to conveyors, surge facilities, feeder breakers, crushers, vibrating and fixed screens, mix boxes, cyclofeeders and weight scales;

(iv)	slurry preparation, conditioning and transportation facilities including primary separation vessels, tailings ore recovery vessels and flotation systems, tumbler and hydrotransport systems, including froth transportation and hydrotransportation lines;

8

(v)	electrical and thermal generation facilities at the Aurora North Mine including two 80 megawatt gas turbine generators (265-1-GTG-020 and 265-0-PGTG15-002), heat recovery system generators and the Aurora thermal block;

(vi)	mine and extraction site electrical power distribution lines and systems and, at the Aurora North Mine, the GO1 substation;

(vii)	mine site instrumentation, process controls and radio and telecommunication systems;

(viii)	process water distribution lines and systems at the Aurora North Mine and within the Mildred Lake extraction facilities;

(ix)	extraction and froth treatment plants (Plants 5 and 6) and related facilities including extraction plant feed and tumbler feed conveyors, caustic preparation and storage facilities, reject systems, inclined plate settlers, centrifuges, deaerators, vapour recovery systems, oil containment and recovery facilities, diluent recovery units (Plants 7-1, 7-2 and 7-3) and diluent recovery common systems (Plant 7-0);

(x)	bitumen froth, diluted bitumen, bitumen and diluent tanks;

(xi)	mine and extraction site natural gas distribution lines and systems, located within the battery limits of mining and extraction;

(xii)	dams, settling basins, pipelines, pumps, barges and other works or systems related to transportation, storage, management and reclamation of tailings and all of its elements including sand, mature fines, composite tails and process affected water;

(xiii)	extraction cooling water system;

(xiv)	mining and extraction buildings and structures at Mildred Lake and Aurora North Mine including service, operations, administration and equipment buildings, extraction control centres, storage and maintenance shops, warehouses, wash bays, pump houses, the Aurora North Mine fire hall and emergency response facilities and the laboratories at the Mildred Lake extraction facilities; and

(xv)	buildings and structures located at and supporting the operations at the Aurora North Mine.
(b) Mining and Extraction Facilities Located off Project Lands
The following facilities, located off Project Lands and used solely in pursuance of Mining and Extraction Operations, are included in the Project:
(i)	the Aurora North intersite process water pipeline to import heated water from the RCW facilities at Mildred Lake to the Aurora North plant site;

(ii)	the Aurora North intersite natural gas pipeline;

9

(iii)	the 260 kv power transmission line from the Mildred Lake plant site to the Aurora North plant site;

(iv)	the 260 kv power transmission line from the Mildred Lake D05 substation to the Aurora G01 substation;

(v)	hydrotransport pipelines to transport bitumen froth from the Aurora plant site to Mildred Lake; and

(vi)	access roadways located off Project Lands that provide access to the Aurora site.
(c) Upgrading Facilities
To and including December 31, 2008, but not thereafter, the following facilities on Project Lands, used solely in pursuance of Upgrading Operations, are included in the Project:
(i)	vacuum distillation unit (Plant 37-1);

(ii)	fluid cokers (Plants 8-1, 8-2 and 8-3), including coker burner and reactor vessels, fractionators, light ends recovery units, and depropanizer and debutanizer;

(iii)	coke handling facility (Plant 8-0);

(iv)	hydrogen units (Plants 9-1, 9-2, 9-3 and 9-4) and associated compressors (Plant 9-0);

(v)	amine units (Plants 11-1, 11-2 and 11-3);

(vi)	sulphur units (Plants 12-0, 12-1, 12-2, 12-3, and 12-4), sulphur loading facilities and sulphur blocking units;

(vii)	naphtha hydrotreaters (Plants 13-1 and 13-2);

(viii)	diluent preparation and diesel production facilities (Plant 14);

(ix)	gas oil hydrotreaters (Plants 15-1 and 15-2);

(x)	sour water concentrator (Plant 16-0);

(xi)	sour water treaters (Plants 16-1, 16-2 and 16-4);

(xii)	ammonia purification unit (Plant 16-3);

(xiii)	UEI and CAP cooling water systems, within the battery limits of upgrading;

(xiv)	common hydrotreater facilities (Plant 17);

(xv)	fuel and natural gas unit (Plant 17-2), within the battery limits of upgrading;

(xvi)	light gas oil hydrotreater (Plant 18-1);

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(xvii)	light gas oil aromatic saturation unit (Plant 18-2);

(xviii)	relief and blowdown facilities (Plant 19);

(xix)	interconnecting piping system (Plant 21), within the battery limits of upgrading;

(xx)	hydrocracker unit (Plant 22-1);

(xxi)	flue gas desulphurization unit (Plant 26-1);

(xxii)	hydrogen recovery unit and associated compressors (Plant 27-1);

(xxiii)	condensate recovery unit (Plant 31), within the battery limits of upgrading;

(xxiv)	effluent collection system, within the battery limits of upgrading;

(xxv)	various tanks for storage of coke, carbonate, ammonia, treated and untreated naphtha, treated and untreated gas oil, purge oil, recovered oil, slop oil, sour water and other upgrader intermediate products and byproducts;

(xxvi)	butane sphere 20COO1;

(xxvii)	bitumen loading facility; and

(xxviii)	various upgrading buildings and structures including service, operations, administration and equipment buildings, storage and maintenance shops, warehouses, pump houses and coker elevators.
(d) Shared Facilities
The following facilities, located on Project Lands except as otherwise indicated, that serve Mining and Extraction Operations as well as Upgrading Operations, are included in the Project specifically as “Shared Facilities”:
(i)	the Mildred Lake Utilities Plant and its associated buildings, structures and systems including:
(A)	electrical distribution system (Plant 30) and steam distribution system, not exclusively within the battery limits of either mining and extraction or upgrading, including the Mildred Lake D05 substation;

(B)	utility boilers (Plant 31: 31F201, 31F202 and 31F203), steam turbine generators (31STE201, 31STE202 and 31STE203), CO Boilers (#1, #2, #3, and #4), and two 25 megawatt gas turbine generators (31 GTG 201 and 31 GTG 202);

(C)	instrument air and utility air systems, fuel gas system, effluent pond and common systems, and distributed control system not exclusively within the battery limits of either mining and extraction or upgrading;

(D)	nitrogen plant (Plant 35);

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(E)	water systems at the Mildred Lake site, consisting of the boiler feed water distribution system, upgrading cooling water system, utilities cooling water system, recycle water system (Plant 32), flush water distribution system, fire water system, utility water system, water treatment system, potable water system, gland water system, lower camp potable water system;

(F)	raw water intake and low pump station located at the Lower Camp river bed to draw water from the Athabasca River; and

(G)	various utility buildings including service, operations, administration and equipment buildings, training centres, storage and maintenance shops, and warehouses.
(ii)	the upgrading and utilities control centre (Building 1000);

(iii)	aviation facilities and equipment including the Mildred Lake airstrip and related facilities, and two Cessna Citation ultra aircrafts (C-FYMM and C-GYMM);

(iv)	diluent delivery system to extraction and diesel delivery system;

(v)	emergency response facilities and equipment at the Mildred Lake site, including the fire hall, fire detection system, training complex and fire and emergency response vehicles and related equipment;

(vi)	Mildred Lake Camp Complex (Plant 70) and related facilities and equipment including accommodation units, kitchens and social and recreational centre;

(vii)	various other buildings and structures including but not limited to the Frank Spragins Building, Lower Camp, buildings and other service, operation, administration and equipment buildings, warehouses, maintenance and fabrication shops, radio towers, domestic landfill and waste management facilities, parking lots, wash bays, water storage tanks, storage buildings, laydown yards, and bison areas and lookout;

(viii)	environmental management and monitoring facilities and equipment on and off Project Lands; and

(ix)	miscellaneous vehicles and equipment including light and heavy duty trucks, all terrain vehicles, buses, boats, barges and sweepers.
2.	Excluded Facilities
The following facilities, all or a portion of which are located on Project Lands, are not included in the Project:

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(a)	the synthetic crude oil pipeline owned and operated by Alberta Oil Sands Pipeline Ltd. (or an affiliate thereof), pursuant to the 1993 AOSPL Pipeline Agreement dated July 1, 1993, as amended;

(b)	the pipeline, owned and operated by Nova Gas Transmission Ltd., that provides natural gas to the Project;

(c)	the properties of Northward Developments;

(d)	the fertilizer plant on the Project Lands that is owned and operated by Marsol Canada Corporation;

(e)	electrical transmission lines located on the Project Lands that are owned by third parties; and

(f)	wells, facilities or other infrastructure that are not situated on Project Lands and are not used to support Project Operations.

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PROJECT MAPS
This attachment forming part of Project Approval Order No. OSR045 comprises three maps displaying the location of the Project Leases and Project Lands. In the event of a discrepancy between the maps and the legal descriptions set out in the Project Leases, the latter shall prevail.
1. Map of Project Leases and Project Lands approved under ERCB Approval 8573 (Mildred Lake)

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2. Map of Project Leases and Project Lands approved under ERCB Approval 10781 (Aurora)

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3. Map of Project Leases and Project Lands